Execution Version

THIS SUPPORT AGREEMENT IS NOT A SOLICITATION, OFFER, OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EXECUTION DATE ON THE TERMS DESCRIBED IN THIS AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES TO THIS AGREEMENT.

SETTLEMENT SUPPORT AGREEMENT WITH RESPECT TO ESTATE CLAIMS SETTLEMENT, CHAPTER 11 PLAN OF LIQUIDATION, AND CLASS SETTLEMENTS OF CERTAIN AFFF MDL CLAIMS
This SETTLEMENT SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, together with all exhibits and schedules attached hereto or incorporated herein, this “Agreement”) is made and entered into as of October 18, 2024 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (a) through (d) of this preamble, a “Party” and collectively, the “Parties”):
(a)KFI Wind-Down Corp. (f/k/a Kidde-Fenwal, Inc.), as debtor and debtor in possession (the “Debtor”);
(b)Carrier Global Corporation, for itself and all Affiliates listed on Schedule 1 attached hereto (collectively, “Carrier”);
(c)the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the “Committee”); and
(d)each of the undersigned in their capacity as a co-lead of the plaintiffs’ executive committee appointed in the aqueous film-forming foam multidistrict litigation, captioned In re Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873-RMG in the United States District Court for the District of South Carolina (the “AFFF MDL,” and such co-leads, the “MDL PEC Co-Leads”).
Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Glossary of Defined Terms attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof).

RECITALS
WHEREAS, on May 14, 2023 (the “Petition Date”), the Debtor filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtor continues to operate as a debtor in possession during its chapter 11 case (the “Chapter 11 Case”);
WHEREAS, on April 2, 2024, the Bankruptcy Court entered the Order (I) Approving the Sale of All or Substantially All of the Debtor’s Assets, Free and Clear of Liens, Claims, Interests and Encumbrances, (II) Approving Debtor’s Entry, and Performance Under the Contribution Agreement, (III) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases and (IV) Granting Related Relief [Docket No. 1058], which approved, among other things, (a) the sale of substantially all of the Debtor’s assets to a third-party purchaser and (b) the Debtor’s entry into the Contribution Agreement, dated as of March 15, 2024, between the Debtor and Carrier Global Corporation, pursuant to which Carrier Global Corporation and certain of its affiliates agreed to contribute assets to the Debtor in connection with this asset sale in exchange for a portion of the sale proceeds to be determined by the Bankruptcy Court or agreed between the Debtor and Carrier and approved by the Bankruptcy Court (which approval may be in the Confirmation Order);
WHEREAS, the asset sale was consummated on July 1, 2024, and approximately $115 million in net sale proceeds generated by the asset sale (including proceeds generated from the assets contributed by Carrier) have been deposited in an escrow account (the “Escrowed Sale Proceeds”). Pursuant to the sale agreement, the Debtor may also be entitled to certain earn out payments from the purchaser, which amounts, when received, would also be deposited into the escrow account and become Escrowed Sale Proceeds;
WHEREAS, on November 21, 2023, the Bankruptcy Court entered the Order Appointing Mediators [Docket No. 660] (the “Mediation Order”), pursuant to which the Bankruptcy Court appointed the Mediators for the purpose of mediating the Mediation Issues (the “Mediation”) between and among the Mediation Parties (as such terms are defined in the Mediation Order), which include (among others) the Parties hereto;
WHEREAS, the Mediation period has been extended by stipulation of the Mediation Parties nine times, from the date of entry of the Mediation Order through and including September 30, 2024;
WHEREAS, through the Mediation, the Parties have engaged in good-faith, arm’s-length negotiations regarding the proposed settlement of (a) the Estate Causes of Action against Carrier, and (b) separately the MDL PEC Co-Leads and Carrier negotiated a proposed settlement of the Airport Claims and the Water Provider Claims against Carrier;
WHEREAS, as a settlement of the Estate Causes of Action, Carrier has agreed, among other things, to pay $540 million to the Estate (the “Guaranteed Cash Payment”) and contribute certain insurance rights as described below on account of the resolution, mutual

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waiver, and full and final release of any and all Estate Causes of Action held by the Estate against the Released Parties, and any and all Claims or interests held by the Released Parties against the Estate, including, but not limited to, Claims under the Shared Services Agreement. The Guaranteed Cash Payment, the Insurance Assignment, and the release of the Estate Causes of Action against the Released Parties, together with such other terms and conditions related thereto, are set forth in the Settlement Term Sheet attached hereto as Exhibit B (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Settlement Term Sheet”) and as will be more fully set forth in an Estate Claims Settlement Agreement that will be an exhibit to the Plan;
WHEREAS, all remaining cash in the Estate as of the Effective Date net of accrued and unpaid administrative expenses and amounts required to fund the Wind-Down Budget, which shall be reasonably acceptable to all Settling Parties, shall be returned to Carrier (the “Remaining Estate Funds”); provided, that, if the Remaining Estate Funds were to be exhausted, KFI shall be entitled to withdraw funds from the Net Sale Proceeds held in escrow in an amount necessary to fund the Wind-Down Budget. To the extent KFI withdraws any such amounts, Carrier shall receive a dollar-for-dollar credit against the next due installment of the Guaranteed Cash Payment. If the Effective Date and Estate Claims Settlement Effective Date do not occur, any amounts withdrawn by KFI from the Net Sale Proceeds shall be deducted from KFI’s allocated portion of the Net Sale Proceeds (as to be determined by the Bankruptcy Court or pursuant to an agreement with Carrier that is approved by the Bankruptcy Court after notice and a hearing);
WHEREAS, on account of the resolution of and in exchange for the full and final release of any Independent AFFF Causes of Action of the consenting holders of Airport Claims and Water Provider Claims assertable directly against Carrier, Carrier has agreed, among other things, to (a) pay $60.8 million to the consenting holders of the Airport Claims if the Airport Claimants Threshold is met, (b) pay $129.2 million to the consenting holders of the Water Provider Claims if the Water Provider Claimants Threshold is met, and (c) share certain of the proceeds of the Insurance Policies with the holders of such Claims, all as set forth in summary form in the Settlement Term Sheet, and as will be more fully set forth in the MDL Class Action Settlement Agreements; and
WHEREAS, this Agreement sets forth the commitment of the Parties, subject to the terms and conditions hereof, to (a) seek confirmation of the Plan implementing the terms of the Estate Claims Settlement, as set forth in summary form in the Plan Term Sheet attached hereto as Exhibit C (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Plan Term Sheet,” and together with the Settlement Term Sheet, the “Term Sheets”) and (b) pursue the MDL Class Action Settlements in the AFFF MDL, consistent with the terms hereof.
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound by this Agreement pursuant to its terms, agrees as follows:

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AGREEMENT
Section 1.Definitions; Rules of Construction
1.1Definitions. All capitalized terms herein shall have the meaning set forth in Exhibit A, Glossary of Defined Terms.
1.2Interpretation. For purposes of this Agreement:
(a)in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender;
(b)capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be duly amended, restated, supplemented, or otherwise modified from time to time with the agreement of the Settling Parties; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;
(d)unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(e)the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety, including all exhibits, annexes, and schedules attached hereto, rather than to any particular portion of this Agreement unless a specific section or paragraph is specified;
(f)each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules, as though fully incorporated herein;
(g)captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(h)references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and
(i)the use of “include” or “including” is without limitation, whether stated or not.

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Section 2.Agreements of the Debtor.
2.1Affirmative Covenants of the Debtor. Subject to the terms and conditions hereof, for the duration of the Support Period, the Debtor shall, as to the Estate Claims Settlement and the Plan:
(a)propose and pursue a Plan and seek and obtain entry of one or more orders that contain the following provisions, findings, and orders (the “Findings and Orders”):
(i)the Bankruptcy Court has determined that the Plan, the Plan Documents, and the Confirmation Order shall be binding on all parties in interest to the extent provided therein;
(ii)the Bankruptcy Court has determined that the proposed governance for the Settlement Trust is appropriate, and that the TDPs are fair and reasonable based on the evidentiary record offered to the Bankruptcy Court, and proposed in good faith;
(iii)the Bankruptcy Court has determined that the Estate Claims Settlement is a fair, equitable, and reasonable compromise, in the best interests of the Debtor’s estate, the product of good faith, arms’-length negotiations, and satisfies all applicable requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), including Bankruptcy Rule 9019;
(iv)the Bankruptcy Court has determined that the Estate Claims Settlement is a good faith settlement that bars any Cause of Action by a non-Released Party against any Released Party for contribution, for indemnification, or otherwise seeking to recover any amounts paid by or awarded against that non-Released Party and paid or awarded to any holder of a Claim by way of settlement, judgment, or otherwise on any Claim that would be a Released Claim were such non-Released Party a Released Party to the extent that a good-faith settlement has such an effect under applicable law;
(v)the Bankruptcy Code authorizes the Insurance Assignment by Carrier and the Debtor to the Settlement Trust as provided in the Plan, notwithstanding any terms of any policies or provisions of non-bankruptcy law that prohibit the delegation, assignment, or other transfer of such rights, and the Bankruptcy Court has determined that the Settlement Trust is a proper defendant for all holders of all applicable Claims against the Debtor and/or Carrier that are settled pursuant to the Estate Claims Settlement Agreement or the MDL Class Action Settlement Agreements to assert liability to trigger and pursue such insurance rights and that the Settlement Trust is entitled to pursue insurance coverage for all other AFFF Claims asserted against Carrier or the Debtor, consistent with the Insurance Assignment and the agreement on allocation set forth in the section entitled “Insurance” in the Settlement Term Sheet;
(vi)the Bankruptcy Court has determined that the Plan is proposed in good faith and is sufficient to satisfy the requirements of section 1129(a)(3) of the Bankruptcy Code;

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(vii)the Bankruptcy Court has determined that the releases set forth in the Estate Claims Settlement Agreement and Plan are an integral component of the Estate Claims Settlement and that the Estate Claims Settlement is fair, equitable, reasonable, in the best interests of the Debtor’s estate, and consistent with all applicable provisions of the Bankruptcy Code;
(viii)the Bankruptcy Court has determined that the injunctions set forth in the Plan, including the Channeling Injunction and Insurance Entity Injunction, are essential to the Plan and the Estate Claims Settlement, appropriately tailored to implement the applicable provisions of the Estate Claims Settlement and the Plan, and consistent with all applicable provisions of the Bankruptcy Code;
(ix)the Bankruptcy Court has entered an order approving the Cooperation Agreement; and
(x)the Bankruptcy Court has determined that it may properly, and upon the Effective Date shall, retain jurisdiction over matters arising in, under, and related to the Chapter 11 Case, including the Plan and Plan Documents and shall retain non-exclusive jurisdiction over any Insurance Action including the Adversary Proceeding;
(b)support, implement, and consummate the Estate Claims Settlement and all transactions contemplated under this Agreement, including incorporating the Estate Claims Settlement into the applicable Definitive Documents;
(c)oppose any objections filed with the Bankruptcy Court to the Estate Claims Settlement, the Plan, or any other Definitive Document;
(d)oppose any findings that are inconsistent with the Estate Claims Settlement or that may operate to reduce or eliminate the benefits of the Insurance Assignment;
(e)to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Estate Claims Settlement or the confirmation of the Plan, take all steps necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment that are consistent with the Estate Claims Settlement;
(f)oppose and timely file a formal objection to any motion, application, pleading, adversary proceeding, or cause of action filed with the Bankruptcy Court seeking relief (i) that is materially inconsistent with this Agreement or any Definitive Document, (ii) that would, or would be reasonably expected to, frustrate the purposes of this Agreement or any Definitive Document, including by preventing the consummation of the Plan, (iii) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (iv) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (v) dismissing the Chapter 11 Case, or (vi) modifying or terminating the Debtor’s exclusive right to file and/or solicit acceptances on a plan of reorganization, as applicable;

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(g)timely file a formal objection or opposition to any motion, application, or adversary proceeding or other action or proceeding asserting any Estate Cause of Action;
(h)provide draft copies of all material pleadings and documents that the Debtor intends to file with or submit to the Bankruptcy Court or to any governmental authority (including any regulatory authority), as applicable, to implement or disclose the Estate Claims Settlement, and draft copies of all press releases that the Debtor intends to issue regarding this Agreement or the Estate Claims Settlement to counsel for each of Carrier, the Committee, and the MDL PEC Co-Leads, as applicable, at least two (2) Business Days before the date when the Debtor intends to file or publicize such pleading or other document, unless such advance notice is impossible or impracticable under the circumstances, in which case the Debtor shall use reasonable efforts to notify telephonically or by email counsel to each of Carrier, the Committee, and the MDL PEC Co-Leads to advise them as such and, in any event, shall provide drafts as soon as reasonably practicable; provided, however, that nothing in this Agreement shall waive any privilege that any Party holds individually (or which the Parties (or any of them) held jointly but could not waive without the consent of another Entity);
(i)inform counsel to each of Carrier, the Committee, and the MDL PEC Co-Leads within two (2) Business Days after becoming aware (I) that a Non-Debtor Termination Event has occurred and is continuing or (II) of any event that would reasonably be expected to materially impede or prevent the implementation of the Estate Claims Settlement or confirmation of the Plan;
(j)move to stay the Adversary Proceeding or support any motion to stay the Adversary Proceeding filed by a Non-Debtor Settlement Party.
2.2Negative Covenants of the Debtor. Subject to the terms and conditions hereof, for the duration of the Support Period, the Debtor shall not, directly or indirectly:
(a)As to the Estate Claims Settlement and the Plan:
(i)propose, pursue, or support any other plan of reorganization or confirmation order that is not materially consistent with the terms hereof, including the Plan, the Estate Claims Settlement, and the TDPs;
(ii)propose or pursue a plan or confirmation order that does not incorporate the terms of the Estate Claims Settlement, including the Findings and Orders, and is not otherwise consistent with the terms hereof;
(iii)negotiate, propose, pursue, or enter into any settlement with any Insurance Company without first obtaining consent from Carrier and the Committee or otherwise act in a manner inconsistent with the Joint Prosecution Agreement;
(iv)propose, pursue, or support any findings that are inconsistent with the Estate Claims Settlement or that may operate to reduce or eliminate the benefits of the Insurance Assignment;

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(v)propose, pursue, or enter into a settlement of Estate Causes of Action outside of, or separate and apart from, the Plan;
(vi)propose, support, solicit, or participate in any plan of reorganization other than as set forth herein;
(vii)pursue any finding of fact in the Confirmation Order or otherwise that the Plan provides for the payment in full of Channeled AFFF Claims;
(viii)take any actions (including filing any motion, pleading, or other documents with the Bankruptcy Court or any other court, including any modifications or amendments thereto, or initiating or causing to be initiated on its behalf any litigation or proceeding), or fail to take any actions, where such taking or failing to take actions would be, in either case, (A) materially inconsistent with this Agreement or (B) otherwise materially inconsistent with, or reasonably expected to prevent, interfere with, delay, or impede the implementation or consummation of the Plan or the Estate Claims Settlement; or
(ix)encourage any Entity to undertake any action prohibited by this Section 2.02(a);
(b)As to the MDL Class Action Settlements:
(i)negotiate, propose, pursue, or enter into any settlement with any Insurance Company without consent from Carrier and the Committee or otherwise act in a manner inconsistent with the Joint Prosecution Agreement;
(ii)take any actions (including filing any motion, pleading, or other documents with any court of competent jurisdiction, including any modifications or amendments thereto, or initiating or causing to be initiated on its behalf any litigation or proceeding), or fail to take any actions, where such taking or failing to take actions would be, in either case, (A) materially inconsistent with this Agreement or (B) otherwise materially inconsistent with, or reasonably expected to prevent, interfere with, delay, or impede the implementation or consummation of the MDL Class Action Settlements; or
(iii)encourage any Entity to undertake any action prohibited by this Section 2.02(b).
2.3Fiduciary Obligations of the Debtor and the Committee. Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement, the Estate Claims Settlement, the Plan, or the TDPs shall require either the Debtor or the Committee to take or refrain from taking any action that the Debtor or the Committee determines in good faith, after consulting with legal counsel, would be inconsistent with their respective fiduciary duties under applicable law; provided, that the Debtor and the Committee must promptly notify the other Settling Parties of their respective determinations, but in any event not later than two (2) Business Days following such determination, to take or not take action in a manner that would result in a breach of this Agreement, including but not limited to the decision to solicit, support,

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or pursue an alternative settlement proposal inconsistent with this Agreement or the provisions of the Plan. Moreover, nothing in this Agreement shall prohibit either the Debtor or the Committee from (a) enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any Definitive Documents, (b) asserting or raising any objection not prohibited under or inconsistent with this Agreement in connection with the Chapter 11 Case, (c) taking any action that is required by applicable law or declining to take any action which is prohibited by applicable law, (d) retaining the benefit of any applicable legal professional privilege, (e) making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like, (f) taking any action that is not inconsistent with this Agreement, or (g) consulting with other parties in the Chapter 11 Case. Notwithstanding the foregoing, both the Debtor and the Committee acknowledge that their entry into this Agreement is consistent with their respective fiduciary duties as of the Execution Date.
2.4Obligations of the MDL PEC Co-Leads. For the avoidance of doubt, nothing in this Agreement herein shall require the MDL PEC Co-Leads to take any actions that are inconsistent with the ethical obligations applicable to them under the laws or professional rules in any applicable jurisdictions.
Section 3.Agreements of Carrier, the Committee, and the MDL PEC Co-Leads
3.1Affirmative Covenants of the Committee. Subject to the terms and conditions hereof, for the duration of the Support Period, the Committee shall, as to the Estate Claims Settlement and the Plan:
(a)provide, for inclusion with the Disclosure Statement or in the Debtor’s solicitation packages, a letter recommending that all holders of AFFF Claims and General Unsecured Claims vote in favor of the Plan, so long as the Plan and the Plan Documents have not been modified to become inconsistent with the Term Sheets and this Agreement.
3.2Affirmative Covenants of the MDL PEC Co-Leads. Subject to the terms and conditions hereof, for the duration of the Support Period, the MDL PEC Co-Leads shall:
(a)As to the Estate Claims Settlement and the Plan:
(i)recommend that holders of Airport Claims and Water Provider Claims support and vote to accept the Plan, so long as the Plan and the Plan Documents have not been modified to become inconsistent with the Term Sheets and this Agreement;
(ii)recommend that MDL PEC members elect to complete master ballots and timely submit master ballots reflecting the votes cast by their respective clients; and
(iii)for those MDL PEC members with clients who have elected to directly submit their ballots, use reasonable efforts to cause those clients to timely submit those ballots reflecting the votes cast by such clients;

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(b)As to the MDL Class Action Settlements:
(i)advise and recommend that holders of Airport Claims and Water Provider Claims not opt out of the MDL Class Action Settlements (as applicable) in the AFFF MDL;
(ii)take all reasonable efforts to promptly obtain (A) certification of the Airport Class and the Water Provider Class in the AFFF MDL, and (B) obtain approval of the MDL Class Action Settlements in the AFFF MDL;
(iii)support the consummation and implementation of the MDL Class Action Settlements in the AFFF MDL; and
(iv)support and cooperate in good faith in connection with the negotiation, drafting, execution, delivery, filing, and prosecution of the documents material to the MDL Class Action Settlements in the AFFF MDL.
3.3Affirmative Covenants of Carrier, the Committee, and the MDL PEC Co-Leads. Subject to the terms and conditions hereof, for the duration of the Support Period, Carrier, the Committee, and the MDL PEC Co-Leads, as applicable, and each of their respective attorneys, advisors, agents, and, with respect to the MDL PEC Co-Leads, its members, shall:
(a)As to the Estate Claims Settlement and the Plan:
(i)support the consummation and implementation of the Estate Claims Settlement;
(ii)support and cooperate in good faith in connection with the negotiation, drafting, execution, delivery, filing, and prosecution of the Definitive Documents;
(iii)support and cooperate to obtain approval of the Estate Claims Settlement and confirmation of the Plan and any other approvals necessary for the confirmation or effectiveness of the Plan, including using reasonable efforts to cooperate with and assist the Debtor in opposing any party or Person taking actions that are inconsistent or may interfere with this Agreement or the Estate Claims Settlement, including, if requested by the Debtor, by timely filing a joinder to any formal objection, to any motion, application, or other pleading filed with the Bankruptcy Court or any other court seeking relief that is (A) materially inconsistent with this Agreement or the Term Sheets, or (B) otherwise materially inconsistent with, or reasonably expected to prevent, interfere with, delay, or impede the implementation or consummation of the Plan or the Estate Claims Settlement; and
(i)move to stay the Adversary Proceeding or support any motion to stay the Adversary Proceeding filed by the Debtor; and
(iv)cooperate with the Debtor and the Committee in a commercially reasonable manner to oppose any objection to an Insurance Settlement Agreement raised by

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RTX; for the avoidance of doubt, such cooperation shall include commercially reasonable efforts to support the Debtor and the Committee in any dispute over the proper interpretation and operation of the 2020 Separation Agreement.
(b)Promptly notify or update counsel to the Debtor and Carrier upon becoming aware that a Carrier Termination Event, Committee Termination Event, or an MDL PEC Member Termination Event has occurred (as applicable).
3.4Negative Covenants of Carrier, the Committee, and the MDL PEC Co-Leads. Subject to the terms and conditions hereof, for the duration of the Support Period, Carrier, the Committee, and the MDL PEC Co-Leads, its members, agree that they shall not, directly or indirectly:
(a)As to the Estate Claims Settlement and the Plan:
(i)object to, delay, impede, or take any other action to interfere with acceptance, including the solicitation of acceptances, confirmation, affirmation, consummation, or implementation of the Plan, including, without limitation, support any request to terminate the Debtor’s exclusive period to file or solicit a plan of reorganization;
(ii)solicit approval or acceptance of, encourage, propose, file, support, or participate in the formulation of or vote for, any restructuring, merger, workout, or plan of reorganization for the Debtor other than the Plan, other than as set forth herein, without the consent of the Debtor;
(iii)take any actions (including filing any motion, pleading, or other documents with the Bankruptcy Court or any other court, including any modifications or amendments thereto, or initiating or causing to be initiated on its behalf any litigation or proceeding), or fail to take any actions, where such taking or failing to take actions would be, in either case, (A) materially inconsistent with this Agreement or any of the Term Sheets or (B) otherwise materially inconsistent with, or reasonably expected to prevent, interfere with, delay, or impede the implementation or consummation of the Plan or the Estate Claims Settlement;
(iv)exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims/Interests in a manner that is inconsistent with this Agreement, the Plan, or the Estate Claims Settlement;
(v)object to, delay, impede, or take any other action to interfere with the Debtor’s ownership and possession of its assets, wherever located in a manner that is inconsistent with this Agreement, the Plan, or the Estate Claims Settlement; or
(vi)encourage any Entity to undertake any action prohibited by this Section 3.04(a);
(b)Solely as to the MDL PEC Co-Leads as to the MDL Class Action Settlements:

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(i)take any actions (including filing any motion, pleading, or other documents with any court of competent jurisdiction, including any modifications or amendments thereto, or initiating or causing to be initiated on its behalf any litigation or proceeding), or fail to take any actions, where such taking or failing to take actions would be, in either case, (A) materially inconsistent with this Agreement or any of the Term Sheets or (B) otherwise materially inconsistent with, or reasonably expected to prevent, interfere with, delay, or impede the implementation or consummation of the MDL Class Action Settlements;
(ii)exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims/Interests in a manner that is inconsistent with this Agreement or the MDL Class Action Settlements; or
(iii)encourage any Entity to undertake any action prohibited by this Section 3.04(b).
Section 4.Mutual Representations and Warranties.
Each of the Parties, severally and not jointly, represents and warrants to each other Party that the following statements are true, correct, and complete as of the date hereof, but, solely with respect to the Debtor, subject to any limitations or approvals arising from, or required by, the commencement of the Chapter 11 Case:
(a)as to the Debtor and Carrier, such Parties are validly existing and in good standing under the laws of the states of their respective organization;
(b)as to the Committee, it was duly appointed by the Office of the United States Trustee for the District of Delaware on May 31, 2023 (as reconstituted from time to time) and continues to exist as such pursuant to section 1102 of the Bankruptcy Code;
(c)as to the MDL PEC Co-Leads, who were duly appointed by the United States District Court for the District of South Carolina on March 20, 2019 (as reconstituted from time to time) and continues to exist in the AFFF MDL;
(d)this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(e)except as expressly provided in this Agreement, it has all requisite organizational power and authority to enter into this Agreement and to carry out the Estate Claims Settlement and each MDL Class Action Settlement to which it is a party, and to perform its obligations under this Agreement, the Estate Claims Settlement Agreement, and each MDL Class Action Settlement Agreement (as applicable);

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(f)the execution and delivery by it of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary organizational action on its part;
(g)it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement;
(h)it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement (including those transactions summarized in the Term Sheets), has had the opportunity to review this Agreement with its legal counsel, and has not relied on any statements made by any other Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement, the Estate Claims Settlement and/or the MDL Class Action Settlements (as applicable); and
(i)the execution, delivery, and performance by such Party of this Agreement does not and will not (I) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (II) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any material agreement which it or any of its subsidiaries is a party, or (III) violate any order, writ, injunction, decree, statute, rule, or regulation.
Section 5.Termination
5.1Termination by Carrier, the Committee, or the MDL PEC Co-Leads. Carrier, the Committee, and the MDL PEC Co-Leads may each terminate this Agreement with respect to itself only as set forth in this Section 5, in each case upon delivery of written notice to the other Parties at any time after the occurrence of or during the continuation of any of the following events (each, a “Non-Debtor Termination Event”):
(a)the Debtor (i) provides notice prior to the date that the Confirmation Order becomes a Final Order that it or its board of directors has determined in good faith, after consulting with outside legal counsel, and subject to the conditions of Section 2.03 hereof, that proceeding with the Estate Claims Settlement or the Plan would be inconsistent with the exercise of its fiduciary duties or its compliance with applicable Law, or (ii) at any time either (A) fails to pursue a Plan and Confirmation Order that contain the terms of the Estate Claims Settlement, including the Findings and Orders, and are otherwise consistent with the terms hereof, or (B) proposes, pursues, or supports or announces in writing or in court an intention to propose, pursue, or support a plan of reorganization or confirmation order inconsistent with the terms of the Estate Claims Settlement, this Agreement, the Plan, or the TDPs;
(b)the material breach by any other Party of any of its undertakings, obligations, representations, warranties, or covenants set forth in this Agreement;
(c)the Bankruptcy Court enters an order denying approval of the Estate Claims Settlement or confirmation of the Plan or declining to approve any material provision thereof

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(without the consent of the Parties, other than any request for payment of fees or expenses as a common benefit assessment), and such order remains in effect for five (5) Business Days after entry of such order; provided, however, that if the denial of confirmation of the Plan is due to a technical infirmity that does not require re-solicitation of the Plan and Disclosure Statement to cure such infirmity, the Parties shall use commercially reasonable efforts to cure the technical infirmity causing the basis for the denial within 45 days; provided, further, that notwithstanding the termination of this Agreement pursuant to this Section 5.01(c), the Non-Debtor Settlement Parties shall remain bound to the MDL Class Action Settlement Agreements, consistent with the terms thereof;
(d)the Bankruptcy Court confirms a plan other than the Plan; provided, further, that notwithstanding the termination of this Agreement pursuant to this Section 5.01(d), the Non-Debtor Settlement Parties shall remain bound to the MDL Class Action Settlement Agreements, consistent with the terms thereof;
(e)the issuance, promulgation, or enactment by any governmental Entity, including any regulatory or licensing authority or court of competent jurisdiction (including, without limitation, an order of the Bankruptcy Court which has not been stayed), of any statute, regulation, ruling, or order declaring the Plan or any material portion thereof (in each case, to the extent it relates to the Estate Claims Settlement or the terms hereof) to be unenforceable or enjoining or otherwise restricting the consummation of any material portion of the Plan (to the extent it relates to the Estate Claims Settlement) or the Estate Claims Settlement, and such ruling, judgment, or order has not been stayed, reversed, or vacated, within fifteen (15) calendar days after issuance; provided, further, that notwithstanding the termination of this Agreement pursuant to this Section 5.01(e), the Non-Debtor Settlement Parties shall remain bound to the MDL Class Action Settlement Agreements, consistent with the terms thereof;
(f)the entry of an order by the Bankruptcy Court (or other court of competent jurisdiction), or the filing of a motion or application by the Debtor seeking an order (without the prior written consent of the Parties), (i) dismissing the Chapter 11 Case, (ii) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (iii) appointing, in the Chapter 11 Case, a trustee or examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code; provided, that, an examiner appointed solely to review fees and expenses of professionals retained in the Chapter 11 Case shall not constitute a Termination Event under Section 5 hereof; provided, further, that notwithstanding the termination of this Agreement pursuant to this Section 5.01(f), the Non-Debtor Settlement Parties shall remain bound to the MDL Class Action Settlement Agreements, consistent with the terms thereof; or
(g)the Plan, the Disclosure Statement, the Disclosure Statement Motion, the proposed Disclosure Statement Order, and the Settlement Trust Documents are not filed with the Bankruptcy Court on or before November 15, 2024; provided, that such date may be extended or waived by the Parties in writing (with email being sufficient evidence of a writing).

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Notwithstanding the foregoing, unless otherwise specified above, the Debtor shall have ten (10) calendar days from the receipt of any such written notice of termination from any of Carrier, the Committee, or the MDL PEC Co-Leads, in each case, as applicable, specifying the purported default or Non-Debtor Termination Event to cure any purported default or Non-Debtor Termination Event under this Section and no termination of this Agreement shall be effective unless and until the expiration of such ten (10) calendar day period without such purported default or Non-Debtor Termination Event being waived or cured.
5.2Termination by Carrier. Subject to the conditions of this Section 5, upon delivery of written notice to the other Parties, in its sole discretion and unless expressly waived, Carrier can terminate:
(a)this Agreement, if it reasonably determines that the termination of this Agreement by another Party will cause the Plan not to be accepted by a sufficient number of holders of Airport Claims, Water Provider Claims, and/or General Unsecured Claims; provided, further, that notwithstanding the termination of this Agreement pursuant to this Section 5.02(a), the Non-Debtor Settlement Parties shall remain bound to the MDL Class Action Settlement Agreements, consistent with the terms thereof; and
(b)its obligations solely with respect to (a) the Airport Settlement Agreement if the Airport Claimants Threshold is not satisfied and (b) the Water Provider Settlement Agreement if the Water Provider Claimants Threshold is not satisfied, in each case without terminating this Agreement with respect to the Estate Claims Settlement or the Plan (the termination events described in Sections 5.02(a)-(b), the “Carrier Termination Events”).
1.1Termination by Debtor. The Debtor may terminate this Agreement as set forth in this Section 5 upon delivery of written notice to Carrier, the Committee, and the MDL PEC Co-Leads at any time after the occurrence of or during the continuation of any of the following events (each, a “Debtor Termination Event”):
(a)prior to the date the Confirmation Order becomes a Final Order, the board of directors of the Debtor determines in good faith, after consulting with outside legal counsel, and subject to the conditions of Section 2.03 hereof, that proceeding with the Estate Claims Settlement or the Plan would be inconsistent with the exercise of its fiduciary duties or its compliance with applicable Law;
(b)the material breach by any of Carrier, the Committee, or the MDL PEC of any of their undertakings, obligations, representations, warranties, or covenants set forth in this Agreement;
(c)the Bankruptcy Court confirms a plan other than the Plan;
(d)the issuance, promulgation, or enactment by any governmental Entity, including any regulatory or licensing authority or court of competent jurisdiction (including, without limitation, an order of the Bankruptcy Court which has not been stayed), of any statute, regulation, ruling, or order declaring the Plan or any material portion thereof (in each case, to the

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extent it relates to the Estate Claims Settlement or the terms hereof) to be unenforceable or enjoining or otherwise restricting the consummation of any material portion of the Plan (to the extent it relates to the Estate Claims Settlement) or the Estate Claims Settlement, and such ruling, judgment, or order has not been stayed, reversed, or vacated, within fifteen (15) calendar days after issuance;
(e)the entry of an order by the Bankruptcy Court (or other court of competent jurisdiction) over an objection by the Debtor pursued in good faith, (i) dismissing the Chapter 11 Case, (ii) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, (iii) appointing, in the Chapter 11 Case, a trustee or examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code, or (iv) modifying or terminating the Debtor’s exclusive right to file and/or solicit acceptances on a plan of reorganization, as applicable; provided, that, an examiner appointed solely to review fees and expenses of professionals retained in the Chapter 11 Case shall not constitute a Termination Event under Section 5 hereof; or
(f)termination of this Agreement by Carrier, the Committee, or the MDL PEC if the Debtor reasonably determines that such termination will cause the Plan not to be accepted by a sufficient number of holders of Airport Claims, Water Provider Claims, and/or General Unsecured Claims against the Debtor.
Notwithstanding the foregoing, unless otherwise specified above, Carrier, the Committee, and the MDL PEC shall have ten (10) calendar days from the receipt of any such written notice of termination from the Debtor specifying the purported default or Debtor Termination Event to cure any purported default or Debtor Termination Event under this Section and no termination of this Agreement shall be effective unless and until the expiration of such ten (10) calendar day period without such purported default or Debtor Termination Event being waived or cured.
5.3Termination by the Committee. The Committee may terminate this Agreement with respect to itself only as set forth in this Section 5 at any time prior to the date the Confirmation Order becomes a Final Order after it provides notice to the other Settling Parties that it has determined in good faith, after consulting with legal counsel, and subject to the conditions of Section 2.03 hereof, that proceeding with the Estate Claims Settlement or the Plan would be inconsistent with the exercise of its fiduciary duties or its compliance with applicable Law (the “Committee Termination Event”).
5.4Termination by MDL PEC Co-Leads. As to each MDL PEC Co-Lead, each of the MDL PEC Co-Leads may terminate this Agreement as to himself only as set forth in this Section 5 at any time prior to the date the Confirmation Order becomes a Final Order after he provides notice to the other Settling Parties that he has determined in good faith and subject to the conditions of Section 2.04 hereof, that proceeding with the Estate Claims Settlement or the Plan would be inconsistent the ethical obligations applicable to them under the laws or professional rules in any applicable jurisdictions (the “MDL PEC Co-Lead Termination Event” and collectively with Non-Debtor Termination Event, Debtor Termination Event, Carrier Termination Event, and Committee Termination Event, the “Termination Events”), following

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which this Agreement shall continue in full force and effect with respect to all other members of the MDL PEC party hereto.
5.5Termination Generally. No Party may terminate this Agreement based on an event caused by such Party’s own failure to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions).
5.6Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Debtor, (b) Carrier, (c) the Committee, and (d) the MDL PEC Co-Leads.
5.7Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately after the occurrence of the Effective Date, except will continue in effect solely with respect to the MDL Class Action Settlements in the AFFF MDL, if applicable.
5.8Effect of Termination. Upon the occurrence of a Termination Date, this Agreement shall be of no further force or effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Estate Claims Settlement, any MDL Class Action Settlement, or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Nothing in this Agreement shall be construed as prohibiting any Party from contesting whether any such termination is in accordance with the terms of this Agreement or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party or the ability of any Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any other Party. No purported termination of this Agreement shall be effective under this Section 5.09 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, with such material breach causing, or resulting in, the occurrence of one or more Termination Events. Nothing in this Section 5.09 shall restrict any Debtor’s or the Committee’s right to terminate this Agreement in accordance with Section 2.03. Following the occurrence of a Termination Date, the following shall survive any such termination: (a) any claim for breach of this Agreement that occurs prior to such Termination Date, and all rights and remedies with respect to such claims shall not be prejudiced in any way, and (b) Sections 1.02, 5.09, 7, 8, 10, 11, 12, 13, 14, 15, and 16 hereof. The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action or delivering any notice necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.

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Section 6.Amendments and Waivers.
(a)Unless otherwise specifically provided herein, no amendment, modification, waiver, or other supplement of the terms of this Agreement (including the Plan, the Estate Claims Settlement, the MDL Class Action Settlements, and the TDPs) shall be valid unless such amendment, modification, waiver, or other supplement is in writing and has been signed by each of the Parties. Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 6(a) shall be ineffective and void ab initio.
(b)If the transactions contemplated herein are not consummated, or following the occurrence of the termination of this Agreement with respect to all Parties, nothing herein shall be construed as a waiver by any Party of any or all of such Parties’ rights, privileges, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, privileges, remedies, claims, and defenses. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
(c)Except as expressly provided in this Agreement and the Plan, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies, and interests.
Section 7.Entire Agreement.
This Agreement, including the Settlement Term Sheet, Plan Term Sheet, certain ancillary agreements regarding claim resolution and budgeted expenses, and all exhibits and schedules, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.
Section 8.Counterparts.
This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by email in portable document format (.pdf), which shall be deemed to be an original for the purposes of this Section.
Section 9.Headings.
The headings of the Sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

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Section 10.Remedies.
It is understood and agreed by the Parties that, without limiting any other remedies available at law or equity, money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder, without the necessity of proving the inadequacy of money damages as a remedy. Each of the Parties hereby waives any defense that, with respect to an action for breach of this Agreement, a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance, or other equitable remedies.
Section 11.Governing Law and Dispute Resolution.
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself, and waives any objection thereto, that with respect to any issue concerning the Estate Causes of Action, any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or under this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of the Bankruptcy Court. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself, and waives any objection thereto, that with respect to any issue concerning the MDL Class Action Settlements, any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the AFFF MDL Court, and each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of the AFFF MDL Court. For the avoidance of doubt, no Insurance Action is a legal action, suit or proceeding arising under, out of, or in connection with this Agreement.
Section 12.Waiver of Jury Trial.
EACH OF THE SETTLING PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR UNDER THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, NO INSURANCE ACTION IS A LEGAL ACTION OR PROCEEDING ARISING OUT OF OR UNDER THIS AGREEMENT.
Section 1.Notices.
All notices, requests and other communications hereunder must be in writing to the Parties at the following addresses, facsimile numbers or email addresses set forth below (with notice of same to be provided to all applicable email addresses):

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If to the Debtor:
Kidde-Fenwal, Inc.
c/o AlixPartners, 909 Third Avenue
New York, NY 10022
Attention:        James A. Mesterharm
Email:        JMesterharm@alixpartners.com
With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP (as counsel to the Debtor)
125 Broad Street
New York, NY 10004-2498
Attention:        Andrew G. Dietderich
        Brian D. Glueckstein
Email:        dietdericha@sullcrom.com;
        gluecksteinb@sullcrom.com
If to the Special Committee of the Board of Directors of the Debtor:
Attention:    Steven Hannan
        Alexander Greene
Email:        stevehannan@optonline.net;
        alex@greene.mobi
With a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
    Attention:    Adam Harris;
Peter Amend
Email:        Adam.Harris@srz.com;
            Peter.Amend@srz.com
If to Carrier:
Carrier Global Corporation
Attention:        Kevin J. O’Connor
        Mitchell Harris
Email:         kevin.oconnor@carrier.com;
        mitchellrobert.harris@carrier.com

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With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Sixth Avenue
New York, NY 10019
Attention:        Paul M. Basta
        Kenneth S. Ziman
        Robert A. Britton
Email:        pbasta@paulweiss.com
        kziman@paulweiss.com
        rbritton@paulweiss.com
If to the Committee:
Attention:    Shawn Bunting
        Arthur Schaap
Email:        sbunting@calwater.com
art.schaap@icloud.com

With a copy (which shall not constitute notice) to:
Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attention:        David J. Molton
        Cathrine M. Castaldi
        Eric R. Goodman
Email:        dmolton@brownrudnick.com
        ccastaldi@brownrudnick.com
        egoodman@brownrudnick.com
Stutzman, Bromberg, Esserman & Plifka
A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attention:        Sander L. Esserman
Email:        Esserman@sbep-law.com

If to the MDL PEC Co-Leads:
Baron & Budd, P.C.
3102 Oak Lawn Avenue #1100
Dallas, TX 75219
Attention:    Scott Summy

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Email:        SSummy@baronbudd.com
Douglas & London, P.C.
59 Maiden Ln., 6th Floor
New York, NY 10038
Attention:    Michael London
Email:        mlondon@douglasandlondon.com
Motley Rice LLC
28 Bridgeside Blvd.
Mount Pleasant, SC 29464
Attention:    Joseph F. Rice
Email:        jrice@motleyrice.com
Napoli Shkolnik PLLC
1302 Avenida Ponce de Leon
Santurce, Puerto Rico 00907
Attention:    Paul Napoli
Email:        PNappoli@NSPRLaw.com

Taft Stettinius & Hollister LLP
41 South High Street, Suite 1800
Columbus, OH 43215-6106
Attention:    David J. Butler
Email:        dbutler@taftlaw.com

For the avoidance of doubt when written notice or approval is required by this Agreement, email shall be sufficient. Any notice given by mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.
Section 2.Successors and Assigns; No Third-Party Beneficiaries.
This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person.
Section 3.Severability and Construction.
If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

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Section 4.Settlement or Compromise.
Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms, pursue the consummation of the Settlement and/or the Plan, or the payment of damages to which a Party may be entitled under this Agreement.

[Remainder of page intentionally left blank]

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Dated: October 17, 2024    KFI WIND-DOWN CORP.
BY: /s/ Steve Hannan
NAME: Steve Hannan
TITLE: Chairman of the Board of Directors of KFI Wind-Down Corp.

[Signature Page to Support Agreement]

Dated: October 15, 2024    CARRIER GLOBAL CORPORATION, on behalf of itself and the Affiliates set forth on Schedule 1
BY: /s/ Kevin J. O’Connor
NAME: Kevin J. O’Connor
TITLE: Senior Vice President, Chief Legal Officer

[Signature Page to Support Agreement]

Dated: October 17, 2024    OFFICIAL COMMITTEE OF UNSECURED CREDITORS
BY: /s/ Arthur Schapp
NAME: Arthur Schapp d/b/a Highland Dairy
TITLE: Co-Chair, Official Committee of Unsecured Creditors

BY: /s/ Shawn Bunting
NAME: Shawn Bunting, California Water Service Company
TITLE: Co-Chair, Official Committee of Unsecured Creditors

[Signature Page to Support Agreement]

Dated: October 17, 2024    MDL PEC Co-Leads
BY:/s/ Scott Summy
NAME: Scott Summy
TITLE: Baron & Budd, P.C.
BY:/s/ Michael London
NAME: Michael London
TITLE: Douglas & London, P.C.
BY:/s/ Joseph F. Rice
NAME: Joseph F. Rice
TITLE: Motley Rice LLC
BY:/s/ Paul Napoli
NAME: Paul Napoli
TITLE: Napoli Shkolnik PLLC

[Signature Page to Support Agreement]

Schedule 1
Carrier Global Corporation Affiliates

1.Carrier Corporation
2.Carrier Fire & Security, LLC
3.Kidde Fire Protection, LLC
4.Kidde PLC

[Signature Page to Support Agreement]

Exhibit A

Glossary of Defined Terms

Releases
Releases by the Estate	As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Confirmation Order, for good and valuable consideration, the adequacy of which is hereby confirmed, pursuant to sections 105(a) and 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019, each Released Party shall be, and shall be deemed to be, expressly, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtor, its Estate, or any other Person or Governmental Unit asserting currently or in the future by, under, through, or on behalf of the Debtor or its Estate, and each of their respective successors or assigns, including the Settlement Trust, of and from any and all Estate Causes of Action based on or relating to, or in any manner arising from any act, omission, transaction, event, or other circumstance taking place or existing on or before the Effective Date in connection with or related to the Debtor, the Estate, their respective current or former assets and properties, the Chapter 11 Case, AFFF, AFFF Claims, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated by the Plan, the business or contractual arrangements between one or both of the Debtor and any Released Party, the restructuring of any Claim or Interest that is treated by the Plan before or during the Chapter 11 Case, any of the Plan Documents, or any related agreements, instruments, and other documents created or entered into before or during the Chapter 11 Case or the negotiation, formulation, preparation, or implementation thereof, the pursuit of confirmation, the administration and implementation of the Plan, the solicitation of votes with respect to the Plan, the distribution of any property under the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth in the Plan shall not be construed to release any post-Effective Date obligations under the Estate Claims Settlement or any document, instrument, or agreement executed to implement the Estate Claims Settlement, including the RTX Waiver, which specifically provides that such Estate Claims Settlement can be terminated and releases provided in the Plan or in the Estate Claims Settlement are void if Carrier fails to make the installments of the Guaranteed Cash Payment when due and such failure is not timely cured within 30 days, at which time the Settlement Trust is entitled to commence, prosecute or continue all Estate Causes of Action against the Released Parties in any court of competent jurisdiction, and take such other actions as the trustees of the Settlement Trust may determine in the exercise of their fiduciary duties.

Qualifying New National Foam Settlement	A settlement between KFI and New National Foam pursuant to which (a) Estate Causes of Action against New National Foam are resolved for value reasonably acceptable to the Settling Parties and (b) New National Foam agrees to absolutely, unconditionally, and irrevocably release and discharge KFI and each Released Party from any and all Claims and Causes of Action, whether known or unknown, based on or relating to, or in any manner arising from that certain Share and Business Sale Agreement, dated as of June 28, 2013, or any other occurrence taking place on or before the Effective Date, including Proof of Claim No. 225, and otherwise in form and substance reasonably acceptable to the Settling Parties.
General Injunction	Except as otherwise expressly provided in the Plan or the Confirmation Order, the satisfaction and release pursuant to this Article [●] shall also act as a permanent injunction against any Person who has held, holds, or may in the future hold Claims against or Interests in the Debtor or any of its assets or properties based on any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date that are treated, discharged, or channeled pursuant to the terms of the Plan from taking any of the following actions on account of, or on the basis of, such discharged Claims or Interests: (a) commencing or continuing any action to collect, enforce, offset, recoup, or recover with respect to any Claims or Interests treated, released, settled, or exculpated under the Plan or the Confirmation Order to the fullest extent authorized or provided by the Bankruptcy Code, including to the extent provided for or authorized by sections 524 or 1141 thereof, (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order on account of or in connection with or with respect to any such Claim or Interest; (c) creating, perfecting, or enforcing any encumbrance of any kind on account of or in connection with or with respect to any such Claim or Interest against the Debtor, the Reorganized Debtor, the Settlement Trust, or its or their respective property; (d) asserting any right of setoff, subrogation, or recoupment of any kind on account of or in connection with or with respect to any such Claims or Interests, notwithstanding an indication of a Claim or Interest or otherwise that a holder of such Claim or Interest asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise, against the Debtor, the Reorganized Debtor, or the Settlement Trust; or (e) commencing or continuing any judicial or administrative proceeding, in any forum and in any place in the world, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge or termination of all Claims, Interests, and other debts and liabilities of the Debtor pursuant to sections 105, 524, and 1141 of the Bankruptcy Code.

Waivers
With respect to any and all of the Released Claims, although a specific release of the Released Parties is contemplated herein, the Settling Parties stipulate and agree that the Settling Parties shall be deemed to have waived the provisions, rights, and benefits of California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

National Foam AFFF Channeling Injunction
Channeling Injunction
Notwithstanding anything to the contrary herein, to preserve and promote the settlements contemplated by and provided for in the Plan, including the Insurance Settlement Agreements, and to supplement, where necessary, the injunctive effect of the discharge as provided in sections 1141 and 524 of the Bankruptcy Code, pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 105(a) and 1123(b) of the Bankruptcy Code, the sole recourse of any holder of a Channeled AFFF Claim against a Released Party on account of such Channeled AFFF Claim shall be to and against the Settlement Trust pursuant to the Settlement Trust Documents, and such holder shall have no right whatsoever at any time to assert any such Channeled AFFF Claim or any Estate Cause of Action that is released under the Estate Claims Settlement against any Released Party or any property or interest in property of any Released Party. For the avoidance of doubt, the sole recourse for any Channeled AFFF Claim covered by any Insurance Policy issued by a Settling Insurance Company shall be to and against the Settlement Trust pursuant to the Settlement Trust Documents. Accordingly, on and after the Effective Date, all holders of AFFF Claims that have held or asserted, currently hold or assert, or that may in the future hold or assert, any Channeled AFFF Claim or any Estate Cause of Action against any Released Party shall be permanently and forever stayed, restrained, and enjoined from taking any action for the purpose of directly, indirectly, or derivatively collecting, recovering, or receiving payment, satisfaction, or recovery from any Released Party with respect to any such Channeled AFFF Claim or Estate Cause of Action, other than from the Settlement Trust pursuant to the Settlement Trust Documents, including:
a)    commencing, conducting, or continuing, in any manner, whether directly, indirectly, or derivatively, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum in any jurisdiction around the world against or affecting any Released Party, or any property or interest in property of any Released Party;
b)    enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering, by any manner or means, either directly or indirectly, any judgment, award, decree, or order against or affecting any Released Party, or any property or interest in property of any Released Party;
c)    creating, perfecting or otherwise enforcing in any manner, whether directly or indirectly, any encumbrance of any kind against any Released Party, or any property or interest in property of any Released Party;
d)    asserting, implementing, or effectuating any setoff, right of reimbursement, subrogation, indemnity, contribution, reimbursement, or recoupment of any kind, in any manner, directly or indirectly, against any obligation due to any Released Party, or any property or interest in property of any Released Party; or
e)    taking any act in any manner, and in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan Documents or the Settlement Trust Documents, or, with regard to any matter that is within the scope of the matters designated by the Plan to be subject to resolution by the Settlement Trust, except in conformity and compliance with the Settlement Trust Documents with respect to any such Channeled AFFF Claim.
Any Released Party may enforce the Channeling Injunction and/or the Releases contained in the Plan before the Bankruptcy Court, which shall retain jurisdiction for such purpose, at their own cost and expense, and no such cost or expense incurred by a party other than the Settlement Trust shall be reimbursed or indemnified by the Settlement Trust under any circumstances.

Single Satisfaction	AFFF Claims may not recover more than the full amount of their AFFF Claims from the Released Parties and the Settlement Trust. If an AFFF Claim holder were to recover from the Released Parties and recover from the Settlement Trust such that such holder is in a position where they have recovered more than the full amount of their AFFF Claim, then such holder shall be required to return to the Settlement Trust the portion of any recovery that causes such holder’s total recovery on account of such AFFF Claim to exceed the full amount of such AFFF Claim. All Released Parties also reserve all defenses to liability and other arguments.

Enforcement of Plan Settlements and Releases	The Plan and Confirmation Order shall provide that the Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a Cause of Action alleged by an AFFF Claimant against one or more of the Released Parties is a Cause of Action that was an Estate Cause of Action or otherwise settled and released under the Plan (a “Release Dispute”). In the event of a Release Dispute, a Released Party may, at its sole cost and expense, file a motion with the Bankruptcy Court seeking a determination as to whether such AFFF Claimant’s Cause of Action was settled and released pursuant to the Plan, and upon such motion, the Bankruptcy Court shall determine such Release Dispute and, if appropriate, enjoin the prosecution of such Cause of Action as having been settled and released under the Plan.
Claim-Over	It is the intent of the Settling Parties that: (a) the contributions made by the Contributing Parties to the Settlement Trust shall be the sole payments the Released Parties shall make to address the Released Claims, (b) a claim by the holder of a Claim against any non-Party arising out of a Released Claim should not result in any additional payment by any Released Party, and (c) the settlement effectuated through the Plan meets the requirements of the Uniform Contribution Among Tortfeasors Act and any similar state or federal law or doctrine that reduces or discharges a released party’s liability to any other parties. The Plan and Confirmation Order will specify that the Estate Claims Settlement is a good faith settlement that bars any Cause of Action by a non-Released Party against any Released Party for contribution, indemnification, or otherwise seeking to recover any amounts paid by or awarded against that non-Released Party and paid or awarded to any holder of a Claim by way of settlement, judgment, or otherwise on any Claim that would be a Released Claim were such non-Released Party a Released Party (a “Claim-Over”) to the extent that a good-faith settlement (or release thereunder) has such an effect under applicable law. To the extent that on or after the Effective Date, the Settlement Trust settles any Cause of Action it has against any non-Released Party arising out of, relating to, or involving the Released Claims and provides a release to such non-Released Party, the Settlement Trust shall include in that settlement a release from such non-Released Party in favor of the Released Parties substantially consistent with the releases provided by the Releasing Parties herein, including for National Foam AFFF Claims. Nothing herein prevents the Settlement Trust or a any holder of a Claim from pursing litigation against a non-Released Party and collecting the full amount of any judgment. The Claim-Over protections provided in the Plan and Confirmation Order shall not apply to Causes of Action brought by any Sovereign State. In addition, the MDL Class Action Settlements shall contain “Claim-Over” provisions that are at least as protective as those contained in the DuPont and 3M settlements.
Definitions
2000 Demerger Agreement	“2000 Demerger Agreement” means that certain Demerger Agreement, dated as of November 10, 2000, by and between Chubb plc and Kidde plc.
2020 Separation Agreement
“2020 Separation Agreement” means that certain Separation and Distribution Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Carrier Global Corporation, and Otis Worldwide Corporation.

Administrative Claim
“Administrative Claim” means an Allowed Claim for costs and expenses of administration of the Chapter 11 Case pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estate; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estate pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Adversary Proceeding	“Adversary Proceeding” means the adversary proceeding in the Chapter 11 Case captioned Kidde-Fenwal, Inc. v. Ace American Insurance Co., et al., Adv. No. 23-50758 (LSS).
Affiliate	“Affiliate” has the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.
AFFF	“AFFF” means aqueous film-forming foam containing PFAS or alleged to contain PFAS or substances that degrade or are alleged to degrade into PFAS.
AFFF Claim
“AFFF Claim” means a Claim that arises from the design, manufacture, storage, marketing, use, distribution, discharge, or sale of AFFF or AFFF-containing products, and that relates directly or indirectly to alleged harm from precursor, derivative, or resultant chemicals from AFFF.

AFFF Claimant	“AFFF Claimant” means the holder of an AFFF Claim.
AFFF MDL
“AFFF MDL” means the multi-district litigation captioned In re Aqueous Film-Forming Foams Product Liability Litigation, MDL No. 2:18-mn-2873-RMG in the United States District Court for the District of South Carolina.

Airport
“Airport” shall be defined to include: (a) all airports categorized by the Federal Aviation Administration (“FAA”) in the National Plan of Integrated Airport Systems, including all airports that have been issued operating certificates by the FAA pursuant to 14 CFR Part 139; and (b) any facility operated on airport property, including any firefighter training facility, whether or not operated by the airport itself.

Airport Claimants Participation Thresholds
“Airport Claimants Participation Thresholds” means the participation thresholds reflected in a Supplemental Agreement among the Settling Parties that will be filed under seal, as set forth in the Settlement Term Sheet.

Airport Claims	“Airport Claims” means the Claims held by the members of the Airport Class.
Airport Class
“Airport Class” shall be defined to include:
(a)Category 1: All Airports that are named plaintiffs in lawsuits filed against Carrier or KFI in the AFFF MDL prior to the date of settlement;
(b)Category 2: All Airports subject to certification under 14 CFR Part 139, which subjects such Airports to certain aircraft rescue and firefighting provisions;
(c)Category 3: All Airports that were tested or otherwise analyzed for PFAS and found to contain PFAS at any level in the soil and/or groundwater underlying such property prior to 6 months after preliminary approval; and
(d)Category 4: All other Airports (i.e., any Airports not otherwise included in Categories 1, 2, or 3).
For the avoidance of doubt, the Airport Class excludes any Airport that is located on real property owned by a state, the federal government, or a tribal government.

Airport Settlement Agreement
“Airport Settlement Agreement” means the settlement agreement incorporating the applicable terms of the Settlement Term Sheet between the Parties resolving the Claims of the Airport Class, which shall be in form and substance acceptable to each of the Settling Parties.

Allowed
“Allowed” means, with reference to any Claim: (a) a Claim listed in the Debtor’s Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated, non-contingent, and undisputed, and for which no contrary proof of Claim has been filed; (b) a Claim expressly allowed under the Plan; (c) a Claim to which the Debtor (with the consent of the Committee) or the Reorganized Debtor and the holder of such Claim agree to the amount and priority of the Claim, which agreement is approved by a Final Order; (d) an AFFF Claim that is compromised, settled, or otherwise resolved in a manner consistent with the TDPs; or (e) a Claim that is compromised, settled, or otherwise resolved or Allowed pursuant to a Final Order (including any omnibus or procedural Final Order relating to the compromise, settlement, resolution, or allowance of any Claims); provided, that notwithstanding the foregoing, unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to, and shall not exceed the limitations or maximum amounts permitted by, the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable. “Allowance” and “Allowing” have correlative meanings.

Avoidance Actions
“Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination or other Claims, Causes of Action or remedies that may be brought by or on behalf of the Debtor or its Estate or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code, or under similar or related local, state, federal, or foreign statutes or common law, including preference and fraudulent transfer and conveyance laws, in each case whether or not litigation to prosecute such Claim(s), Cause(s) of Action or remedy(ies) were commenced prior to the Effective Date.

Bankruptcy Code	“Bankruptcy Code” means chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the Petition Date.
Bankruptcy Court	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.
Bankruptcy Rules
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under 28 U.S.C. § 2075, as applicable to the Chapter 11 Case, and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time.

Business Day	“Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).
Carrier	“Carrier” means Carrier Global Corporation, a Delaware corporation, and its non-Debtor affiliates and Related Parties.
Carrier Termination Event	“Carrier Termination Event” has the meaning set forth in section 5.02 of the PSA.

Causes of Action
“Causes of Action” means any current or future actions, Claims, cross-claims, third-party claims, causes of action, controversies, disputes, demands, rights, liens, indemnities, contributions, guaranties, suits, obligations, liabilities, losses, debts, fees or expenses, damages, interest, judgments, costs, accounts, defenses, remedies, offsets, powers, privileges, proceedings, licenses, and franchises of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, choate or inchoate, capable of being asserted directly or derivatively (including any alter ego theories), including any Claims for recovery of attorneys’ fees, turnover, fraud, gross negligence, or willful misconduct, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws, consumer protection laws, environmental laws, or nuisance or trespass theories).
Causes of Action also includes (a) any right of setoff, counterclaim, or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity, (b) the right to object to or otherwise contest Claims or Interests, (c) any Claim pursuant to section 362 of the Bankruptcy Code, (d) any Claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (e) any Avoidance Actions.

Channeled AFFF Claims
“Channeled AFFF Claims” means all AFFF Claims against the Debtor and the Estate. For the avoidance of doubt, Channeled AFFF Claims shall exclude (a) Sovereign State Retained Claims, (b) any Independent AFFF Cause of Action, (c) any Claim or Cause of Action for contribution, indemnification, reimbursement, or subrogation asserted by a Non-Debtor party against another Non-Debtor Party, (d) Administrative Claims, (e) Priority Tax Claims, (f) Other Priority Claims, (g) Secured Claims, and (h) General Unsecured Claims.

Chapter 11 Case	“Chapter 11 Case” means the case filed by the Debtor under chapter 11 of the Bankruptcy Code, which is administered under Case No. 23-10638 (LSS).
Claim	“Claim” has the meaning ascribed to such term under section 101(5) of the Bankruptcy Code.
Committee
“Committee” means the official committee of unsecured creditors appointed by the Office of the United States Trustee for the District of Delaware in the Chapter 11 Case under section 1102(a) of the Bankruptcy Code pursuant to the Notice of Appointment of Committee of Unsecured Creditors [Docket No. 83] and any amendments thereto.

Committee Termination Event	“Committee Termination Event” has the meaning set forth in section 5.04 of the PSA.
Community Water System
“Community Water System” means a Public Water System that serves at least fifteen (15) service connections used by year-round residents or regularly serves at least twenty-five (25) year-round residents, consistent with the use of that term in the Safe Drinking Water Act, 42 U.S.C. § 300f(15), and 40 C.F.R. Part 141.

Confirmation Date	“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.
Confirmation Order
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to the Settling Parties.

Contributing Party
“Contributing Parties” means any of the following Persons: (a) Carrier Global Corporation, (b) RTX, and (c) each such Persons’ Related Parties. No Person may be added to this definition without the Committee’s prior written consent.[1]

Cooperation Agreement
“Cooperation Agreement” means the cooperation agreement to facilitate the Insurance Assignment, protect the Settlement Trust, and preserve the assets of the Settlement Trust described in the “Insurance Cooperation Provision” section of Exhibit A-1 to the PSA.

Current Personal Injury Claim	“Current Personal Injury Claim” means a Personal Injury Claim that is an AFFF Claim other than a Future Personal Injury Claim.
Debtor
“Debtor” means Kidde-Fenwal, Inc., the debtor and debtor in possession in the Chapter 11 Case, now known as KFI Wind-Down Corp. In 2007, KFFI (formerly known as National Foam, Inc.) merged into Kidde-Fenwal, Inc., with Kidde-Fenwal, Inc. as the surviving entity. Pursuant to this merger, KFFI’s liabilities were assumed by, and KFFI’s causes of action were transferred to, Kidde-Fenwal, Inc. directly or indirectly by merger or other agreement. The term “Debtor” includes Kidde-Fenwal, Inc. as successor by merger or other agreement by which Kidde-Fenwal, Inc. obtained or assumed the liabilities and Causes of Action of any Person.

11     For the avoidance of doubt, “RTX” is not a “Contributing Party” for purposes of the insurance provisions contained herein other than as expressly provided.

Debtor Termination Event	“Debtor Termination Event” has the meaning set forth in section 5.03 of the PSA.
Disclosure Statement
“Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, as the same may be amended, supplemented, or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, which is in form and substance acceptable to the Settling Parties.

Disclosure Statement Motion	“Disclosure Statement Motion” means the motion filed by the Debtor on the docket of the Chapter 11 Case seeking entrance of the Disclosure Statement Order.
Disclosure Statement Order
“Disclosure Statement Order” means one or more orders entered by the Bankruptcy Court, in form and substance reasonably acceptable to the Settling Parties: (a) finding that the Disclosure Statement (including any amendment, supplement, or modification thereto) contains adequate information pursuant to section 1125 of the Bankruptcy Code, (b) fixing the amounts of Claims solely for voting purposes and not for purposes of distributions, (c) approving voting procedures, and (d) authorizing solicitation of the Plan.

District Court	“District Court” means the United States District Court for the District of South Carolina.
Definitive Documents
“Definitive Documents” means, collectively, the documents necessary to implement the PSA and the Estate Claims Settlement, including (a) the Plan, (b) the Confirmation Order, (c) the Disclosure Statement and Disclosure Statement Order, (d) the Solicitation Materials, (e) the Plan Documents, (f) the Plan Supplement, and any document included in the Plan Supplement, including the Settlement Trust Documents, (g) any motions or pleadings filed by the Debtor in the Chapter 11 Case seeking approval or confirmation of the foregoing or seeking relief material to the PSA or the Estate Claims Settlement, which shall be in form and substance reasonably acceptable to each of the Parties as applicable to the document, (h) the MDL Class Action Settlement Agreements, (i) other documents material to the PSA or the Estate Claims Settlement, which shall be in form and substance reasonably acceptable to each of the Settling Parties as applicable to the document, and (j) any exhibits, appendices, or schedules contemplated by the foregoing clauses (a) - (i).

Drinking Water
“Drinking Water” means water provided for human consumption (including uses such as drinking, cooking, and bathing), consistent with the use of that term in the Safe Drinking Water Act, 42 U.S.C. §§ 300f to 300j-27. The term “Drinking Water” includes raw or untreated water that a Public Water System has drawn or collected from a Water Source so that the water may then (after any treatment) be provided for human consumption but does not include raw or untreated water that is not drawn or collected from a Water Source. It is the intention of that the definition of “Drinking Water” be as broad, expansive, and inclusive as possible.

DuPont	“DuPont” means Corteva, Inc., DuPont de Nemours, Inc., The Chemours Company, EIDP, Inc. (f/k/a E. I du Pont de Nemours and Company) and their current and former affiliates and Related Parties.
Effective Date
“Effective Date” means the first Business Day on which all of the conditions precedent to the occurrence of the Effective Date set forth in the Plan shall have been satisfied or waived and on which a notice indicating the Effective Date has been filed on the docket of the Chapter 11 Case.

Estate	“Estate” means the estate created in the Chapter 11 Case under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

Estate Causes of Action
“Estate Causes of Action” means Causes of Action owned, held, or capable of being asserted by or on behalf of either the Debtor or its Estate, or any Person or Governmental Unit asserting currently or in the future by, under, through or on behalf of the Debtor or its Estate, and each of their respective successors or assigns, whether known or unknown, in law, at equity or otherwise, whenever and wherever arising under the laws of any jurisdiction, including actions that arise out of or are based on breach of contract, fraudulent conveyances and transfers, breach of fiduciary duty, breach of duty of loyalty or obedience, legal malpractice, recovery of attorneys’ fees, turnover of property and avoidance or recovery actions of the Debtor or its Estate, and all other actions that constitute property of the Estate under section 541 of the Bankruptcy Code that are or may be pursued by a representative of the Estate, including pursuant to section 323 of the Bankruptcy Code, and actions, including Avoidance Actions, that may be commenced by a representative of the Estate under section 362 or chapter 5 of the Bankruptcy Code, seeking relief in the form of damages (actual and punitive), imposition of a constructive trust, turnover of property, restitution, and declaratory relief with respect thereto or otherwise. Without limiting the foregoing, Estate Causes of Action shall include: (a) Causes of Action that on or after the Petition Date may be exclusively asserted by or on behalf of the Debtor or its Estate under applicable law, or that prior to the Petition Date could have been asserted by the Debtor on its own behalf under applicable law, including Causes of Action based on (i) the doctrine of successor liability that seek to impose the Debtor’s (including KFFI’s or National Foam, Inc.’s) liabilities on an alleged successor, whether based on a contractual assumption of liability, consolidation or de facto merger, acquisition of the Debtor’s product line, fraud, domination, direction of the Debtor’s affairs, defects in or misuse of the corporate form, single business enterprise, common enterprise, or mere continuation, or (ii) the doctrines of alter ego or veil piercing involving alter egos of the Debtor or the piercing of the Debtor’s (including KFFI’s or National Foam, Inc.’s) corporate veil, whether based on inadequate capitalization, insolvency, failure to observe corporate formalities, fraud, domination, or misuse of the corporate form; (b) Causes of Action or theories for recovery or remedies that seek to impose liability for a Claim against the Debtor on any non-Debtor based on a theory of liability that is not specific to one or more particular creditors and is generally common to creditors of the Debtor and can be asserted by the Debtor under applicable law; and (c) all other Causes of Action that are property of the Estate under the Bankruptcy Code, including any other form of derivative or vicarious liability for liabilities of the Debtor. Subsections (a), (b) and (c) immediately above expressly encompass any Causes of Action based on: (i) the alleged assumption of the Debtor’s (including KFFI’s or National Foam, Inc.’s) liabilities (but not a Non-Debtor’s liabilities) by Kidde plc (n/k/a Kidde Limited) pursuant to the 2000 Demerger Agreement, or any alleged subsequent assumption of such liabilities of the Debtor from Kidde plc by any other Released Party; or (ii) the alleged assumption of the Debtor’s liabilities (but not a Non-Debtor’s liabilities), including any liabilities resulting from acts or omissions of National Foam, Inc. or KFFI, by a Released Party pursuant to the 2020 Separation Agreement. For the avoidance of doubt, Estate Causes of Action shall not include any Independent AFFF Causes of Action or any Sovereign State Retained Claims or Insurance Actions against any Released Party based on acts or omissions occurring after entry into the PSA with respect to rights under the 2020 Separation Agreement or the RTX Waiver to access and make Claims under any Insurance Policy or otherwise obtain the benefit of the Insurance Assignment.

Estate Retained Causes of Action
“Estate Retained Causes of Action” means any Estate Causes of Action and any Causes of Action held by the Debtor other than the Released Claims, including: (a) all defenses to any AFFF Claim, including all defenses under section 502 of the Bankruptcy Code; (b) with respect to AFFF Claims, all rights of setoff, recoupment, contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect Claim of any kind whatsoever, whenever and wherever arising or asserted; (c) any other Causes of Action with respect to AFFF that the Debtor would have had under applicable law if the Chapter 11 Case had not occurred (including any Causes of Action against co-defendants); (d) any Cause of Action of the Debtor under the laws of any jurisdiction, for reimbursement, indemnity, contribution, breach of contract, or otherwise arising from or relating to AFFF, and (e) all Insurance Actions. The Estate Retained Causes of Action shall be contributed to the Settlement Trust under the Plan and Confirmation Order.

Estate Claims Settlement
“Estate Claims Settlement” means the settlement and release of all Causes of Action, including Estate Causes of Action, against the Released Parties incorporated into the Plan and as set forth in the Estate Claims Settlement Agreement.

Estate Claims Settlement Agreement
“Estate Claims Settlement Agreement” means the settlement agreement, incorporating the applicable terms of the PSA (including Exhibit B thereto), between the Settling Parties, resolving the Estate Causes of Action against the Released Parties, which shall be in form and substance acceptable to each of the Settling Parties.

Estate Claims Settlement Effective Date	“Estate Claims Settlement Effective Date” means the date upon which the Conditions to Settlement to the Estate Causes of Action enumerated in the Settlement Term Sheet are either satisfied or waived.
Execution Date	“Execution Date” means the date upon which the Settling Parties executed the PSA.

Final Order
“Final Order” means an order, ruling, or judgment of the Bankruptcy Court or the District Court (or any other court of competent jurisdiction), as applicable, entered by the clerks of such courts on the docket in the Chapter 11 Case or the AFFF MDL, as applicable (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing has been timely taken or is pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or District Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules or Rule 4 of the Federal Rules of Appellate Procedure, as applicable; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

Findings and Orders	“Findings and Orders” has the meaning set forth in section 2.01 of the PSA.
Future Personal Injury Claim
“Future Personal Injury Claim” means an AFFF Claim held by any claimant, (a) who, after the deadline to be established by the Court to file proofs of claim on account of AFFF Claims or, if no such date is established by the Court, following the occurrence of the Effective Date, asserts one or more Personal Injury Claims that are AFFF Claims against the Debtor or successor of the Debtor’s business based on the Debtor’s conduct before the Petition Date, and (b) who could not assert such Personal Injury Claims in the Chapter 11 Case because, among other reasons, the claimant was (i) unaware of the personal injury as of the Effective Date, (ii) not diagnosed with the personal injury until after the Effective Date or (iii) as of the Effective Date, was otherwise unable or incapable of asserting the personal injury claim(s) based on the personal injury.

General Unsecured Claim	“General Unsecured Claim” means any Claim other than an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an AFFF Claim, or a Secured Claim.

Governmental Unit
“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code and also includes any national, central, federal, Tribe, state, provincial, municipal, local or other domestic, foreign or supranational governmental, legislative, administrative or regulatory authority, agency, court, arbitration tribunal, board, department or commission, instrumentality thereof or other governmental or regulatory entity, including any competent governmental authority responsible for the determination, assessment, or collection of taxes.

Guaranteed Cash Payment	“Guaranteed Cash Payment” means Carrier’s payment of $540 million to the Settlement Trust as consideration for the Estate Claims Settlement.
Independent AFFF Cause of Action
“Independent AFFF Cause of Action” means any Cause of Action that could be asserted by an AFFF Claimant against a Non-Debtor Party based on the Non-Debtor Party’s own conduct and breach of duty (i.e., duty owed to the AFFF Claimant and not owed to the Debtor), including (a) Causes of Action arising from such acts or omissions of such Non-Debtor Party, and (b) Causes of Action based on allegations that a Non-Debtor Party is responsible for such conduct under theories of liability or recovery or remedies that could have been asserted by an AFFF Claimant on its own behalf under applicable state or federal law in respect of such Causes of Action prior to the Petition Date based on (i) the doctrine of successor liability involving a Non-Debtor Party that is alleged to be a successor to another Non-Debtor Party with respect to liabilities not directly or indirectly assumed from the Debtor, whether based on a contractual assumption of liability (including under the 2020 Separation Agreement), consolidation or de facto merger, acquisition of product line, fraud, domination, direction of affairs, defects in or misuse of the corporate form, single business enterprise, common enterprise, or mere continuation, (ii) the doctrines of alter ego or veil piercing involving alter egos of a Non-Debtor Party, or piercing the corporate veil between Non-Debtor Parties, whether based on inadequate capitalization, insolvency, failure to observe corporate formalities, fraud, domination, or misuse of the corporate form, or (iii) alleged derivative or vicarious liability of a Non-Debtor Party for liabilities of another Non-Debtor Party not directly or indirectly assumed from the Debtor; provided, that, if any Cause of Action falls within the definition of Estate Cause of Action, it is not an Independent AFFF Cause of Action.

Insurance Action
“Insurance Action” means any Claim, Cause of Action, or right of the Debtor and Carrier, under the laws of any jurisdiction, (i) against any Insurance Company, arising from or related to an Insurance Policy, including: (a) any such Insurance Company’s failure to provide coverage or otherwise pay under an Insurance Policy; (b) the refusal of any Insurance Company to compromise and settle any Claim or provide defense to any claim; (c) the interpretation or enforcement of the terms of any Insurance Policy with respect to any Claim; (d) any conduct by any Insurance Company constituting “bad faith” conduct or that could otherwise give rise to extra-contractual damages, or other wrongful conduct under applicable law; or (e) any right to receive proceeds held by the Debtor and Carrier with respect to an Insurance Policy or a coverage action, and (ii) arising out of or related to the rights under the 2020 Separation Agreement to access and make Claims under any Insurance Policy, enter an Insurance Settlement Agreement, or otherwise obtain the benefit of the Insurance Assignment, including under the RTX Waiver. For the avoidance of doubt, each of the adversary proceedings, and the causes of action asserted therein, are Insurance Actions.

Insurance Action Recoveries	“Insurance Action Recoveries” means the right to receive the proceeds or benefits of any Insurance Action subject to the “Insurance” section of the Settlement Term Sheet.
Insurance Assignment
“Insurance Assignment” means the transfer by the Debtor and Carrier to the Settlement Trust of all their rights in connection with (a) the Insurance Actions, (b) the Insurance Action Recoveries, (c) any Insurance Settlement Agreement, and (d) all other rights, claims, benefits, or Causes of Action they have with respect to the Insurance Policies (but not the policies themselves), and the assignment of the same rights with respect to the Insurance Policies by Carrier and Debtor to the Settlement Trust). The Insurance Assignment shall include the representations attested to by RTX (the “RTX Waiver”).

Insurance Company
“Insurance Company” means any insurance company, insurance syndicate, coverage holder, insurance broker or syndicate insurance broker, guaranty association, or any other Entity that has issued, or that has any actual, potential, demonstrated, or alleged liabilities, duties, or obligations under or with respect to, any Insurance Policy.

Insurance Consent Rights
“Insurance Consent Rights” means Carrier’s right to consent to the Settlement Trust’s settlement under any Insurance Policy that is subject to the Insurance Assignment, subject to the following limitations:
a.the Settlement Trust must seek Carrier’s written consent no less than seven days before executing any agreement to consummate a settlement under any Insurance Policy for less than 60% of its aggregate limits, or any Insurance Policies collectively for less than 60% their total aggregate limits;
b.Carrier must respond, in writing, to the Settlement Trust’s request for consent within seven days. Carrier’s failure to respond shall be treated as consent; and
c.Carrier’s consent shall not be unreasonably withheld~~; and~~ .
The Settlement Trust and Carrier shall resolve all disputes related to Carrier’s consent rights through a binding, confidential dispute resolution process, to be completed within 30 Business Days (or such shorter time as may be necessary where there are exigent litigation deadlines), to be determined on the basis of one 10-page submission by each Party to a Special Master to be named. The Special Master will apply a Bankruptcy Rule 9019 standard to determine if the proposed settlement is reasonable. The Settlement Trust will bear the burden of proof with respect to that standard.

Insurance Costs
“Insurance Costs” means (i) the reasonable costs and expenses incurred by the Settlement Trust to pursue, litigate, resolve or to liquidate the Insurance Policies or pursue, litigate, resolve any other Insurance Action that, each case, shall be limited to (a) reasonable hourly-based compensation for legal services that is subject to and satisfies the standard set forth in Section 330 of the Bankruptcy Code and (b) reimbursement of reasonable out of pocket costs including reasonable expert fees or (c) any alternative fee arrangement actually paid by the Settlement Trust, for which notice and an opportunity to consent has been provided to Carrier, such consent not to be unreasonably withheld, and (ii) any costs and expenses incurred prosecuting, litigating or resolving the Adversary Proceeding (or parts thereof) from the Execution Date through the Effective Date of the Plan.

Insurance Policy/ies
“Insurance Policy/ies” means: (i) any insurance policies listed on Schedule 1 to the PSA, (ii) to the extent not listed on Schedule 1, any “general liability” insurance contract, binder, certificate, insurance policy, or reinsurance policy, whether currently known or unknown, discovered after the Effective Date, in effect at any time on or before the Petition Date naming the Debtor, the Contributing Parties, or any of their predecessors, subsidiaries, or past or present affiliates as an insured (whether as the primary or additional insured) or that provides or may provide coverage to Carrier or the Debtor for AFFF Claims, and (iii) “Aviation” policies to which Carrier or the Debtor has rights as listed in Schedule 2 to the PSA solely to the extent of Insurance Policy Rights applicable to or arising from AFFF Claims. The Trust shall have the sole right to submit AFFF Claims that are or may be covered under “Aviation” policies to insurers for payment and shall have the exclusive power to settle and/or release any Insurance Policy Rights applicable to or arising from AFFF Claims under those policies (including bad faith or other extra-contractual claims). For the avoidance of doubt, D&O policies shall not be included as “Insurance Policies.” [2]

Insurance Policy Rights	“Insurance Policy Rights” means any and all rights subject to the Insurance Assignment.
Insurance Settlement Agreement
“Insurance Settlement Agreement” means any settlement agreement or sale and purchase or repurchase agreement entered into after the Petition Date and before the Effective Date by and among (a) any Insurance Company, on the one hand, and (b) Carrier, the Debtor, and the Committee, on the other hand, under which any Insurance Policy Rights are released, compromised, sold, or repurchased.

Interest	If capitalized “Interest” means any “equity security” as defined in section 101(16) of the Bankruptcy Code.
Joint Prosecution Agreement
“Joint Prosecution Agreement” means an agreement governing the division and allocation of duties and responsibilities for the prosecution of any Insurance Action by and among Debtor, Carrier, and the Committee. All parties agree that such agreement shall include terms requiring:
a.written consent from all parties prior to negotiating or executing any settlement agreement with any insurer concerning an Insurance Policy~~.~~;
b.written consent from all parties prior to dismissing any insurer from an Insurance Action, or before dismissing any Claim against any insurer from an Insurance Action; and
c.all significant decisions with respect to prosecution of an Insurance Action made collaboratively among the parties. For the avoidance of doubt, this obligation will include a responsibility for each party to collaborate with the others before filing any paper with respect to a dispositive motion and shall include an obligation for Carrier to cooperate in a commercially reasonable manner with the Committee to secure RTX’s consent, to the extent it is required under the 2020 Separation Agreement or the RTX Waiver, to any Insurance Settlement.

KFFI	“KFFI” means Kidde Fire Fighting, Inc. (formerly known as National Foam, Inc.).
2     Carrier agrees that the term Insurance Policies shall include subsequently discovered insurance policies of the same type as listed in Schedules 1 and 2 to the PSA, if Carrier or the Debtor have rights under those insurance policies, even if those policies are not specifically titled as “General Liability” or “Aviation” policies. For the avoidance of doubt, “General Liability” policy shall not include D&O, automobile, or workers compensation policies.

Liquidating Estate	“Liquidating Estate” means the Estate after the Effective Date, which shall be administered by the Liquidating Trustees.
Liquidating Trustees
“Liquidating Trustees” means the board of directors of the post-Effective Date Debtor, which shall be composed of Steve Hannon and Alex Greene and vested with sole authority to administer the Liquidating Estate.

MDL Class Action Settlements
“MDL Class Action Settlements” means the settlement agreements among Carrier and the MDL PEC Co-Leads related to the (a) Water Provider Class and (b) Airport Class, in each case incorporating the applicable terms of the PSA (including Exhibits B and C thereto), resolving the Water Provider Claims and the Airport Claims, which shall be in form and substance acceptable to each of the Settling Parties and subject to approval by the Court in the AFFF MDL.

MDL Class Action Settlement Agreements	“MDL Class Action Settlement Agreements” means the Airport Settlement Agreement and the Water Provider Settlement Agreement.
MDL PEC	“MDL PEC” means the plaintiffs’ executive committee appointed in the AFFF MDL.
MDL PEC Co-Lead	“MDL PEC Co-Lead” means a co-lead of the MDL PEC appointed in the AFFF MDL.
MDL PEC Co-Lead Termination Event	“MDL PEC Co-Lead Termination Event” has the meaning ascribed to it in section 5.05 of the PSA.
MDL PEC Fees	“MDL PEC Fees” means any common benefit charges or other fees and expenses of or for the benefit of the MDL PEC or other AFFF MDL parties.
Mediation
“Mediation” means the mediation established pursuant to the Mediation Order for the purpose of mediating the Mediation Issues between and among the Mediation Parties (as such terms are defined in the Mediation Order).

Mediation Order	“Mediation Order” means the Order Appointing Mediators [Docket No. 660] entered in the Chapter 11 Case.
National Foam
“National Foam” means the “National Foam” line of business and any entity that owned or operated that business, including but not limited to National Foam, Inc., KFFI, the Debtor, and each of their Related Parties.

National Foam AFFF Claim
“National Foam AFFF Claim” means any Claim or Cause of Action attributable to, arising out of or relating to, directly or indirectly, the design, manufacture, storage, marketing, use, distribution, discharge, or sale of AFFF, AFFF-containing products, or any precursor, derivative, or resultant chemicals from PFAS or AFFF by National Foam, including (a) Independent AFFF Causes of Action, (b) any such Claim or Cause of Action that was brought or could have been brought in the AFFF MDL, and (c) any Claim or Cause of Action for contribution or indemnification of losses or liabilities incurred by a Person related to a National Foam AFFF Claim. National Foam AFFF Claim shall not include any Causes of Action against DuPont, 3M, or their current or former affiliates and Related Parties, or any other Party that is not a Released Party.

Net Insurance Proceeds	“Net Insurance Proceeds” means the proceeds, after reimbursement of the Insurance Costs, of the Insurance Policies recovered by the Settlement Trust.
Net Sale Proceeds
“Net Sale Proceeds” means net sale proceeds of approximately $115 million generated by the sale of KFI’s assets (including proceeds generated from the assets contributed by Carrier) that have been deposited in an escrow account.

New National Foam
“New National Foam” means National Foam, Inc. f/k/a Eurostar US Tradeco, Inc., Angus Fire Ltd. f/k/a Eurostar Tradeco Limited, Angus International Safety Group Limited f/k/a Eurostar Holdco Limited, and each of their Related Parties.

Non-AFFF Claim
“Non-AFFF Claim” means any Claim that is not an AFFF Claim, including an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Secured Claim, and a General Unsecured Claim. For the avoidance of doubt, Non-AFFF Claims shall include any Claims involving environmental remediation or other similar obligations that are not Channeled AFFF Claims.

Non-Debtor Party	“Non-Debtor Party” means any Person other than the Debtor. For the avoidance of doubt, the term Non-Debtor Party does not include KFFI or National Foam, Inc.
Non-Debtor Settlement Parties	“Non-Debtor Settlement Parties” means Carrier, the Committee, and the MDL PEC.
Non-Debtor Termination Event	“Non-Debtor Termination Event” has the meaning set forth in section 5.01 of the PSA.

Non-Transient Non-Community Water System
“Non-Transient Non-Community Water System” means a Public Water System that is not a Community Water System and that regularly serves at least twenty-five (25) of the same persons over six (6) months per year, consistent with the use of that term in 40 C.F.R. Part 141.

Other Insurance Company	“Other Insurance Companies” means an Insurance Company that is not a Settling Insurance Company.
Other Priority Claim	“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
Other Property Damage Claims	“Other Property Damage Claim” means an AFFF Claim for property damage, other than a Sovereign State Claim or a Water Provider Claim, including all Private Wells Claims.
Person	“Person” means a “person” or “entity” as defined in the Bankruptcy Code.
Personal Injury Claim	“Personal Injury Claim” means an AFFF Claim for or related to, directly or indirectly, personal injuries, whether a Current Personal Injury Claim or a Future Personal Injury Claim.
Petition Date	“Petition Date” means May 14, 2023, the date on which the Debtor commenced the Chapter 11 Case.
PFAS	“PFAS” means per- and polyfluoroalkyl substances, including but not limited to, perfluorooctanoic acid and perfluorooctanesulfonic acid.
Plan
“Plan” means the chapter 11 plan of liquidation of KFI Wind-Down Corp. (f/k/a Kidde-Fenwal, Inc.) as may be amended, supplemented, or otherwise modified from time to time, which incorporates the Estate Claims Settlement and is in form and substance acceptable to the Settling Parties.

Plan Documents
“Plan Documents” means, collectively, the Plan and all documents to be executed, delivered, assumed, or performed in connection with the Plan and the occurrence of the Effective Date, including the documents to be included in the Plan Supplement the Settlement Trust Documents, and the Joint Prosecution Agreement. Each Plan Document shall be in form and substance acceptable to the Settling Parties.

Plan Supplement
“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, exhibits, and annexes to the Plan, and additional documents filed with the Bankruptcy Court before the Effective Date as amendments, modifications, or supplements to the Plan Supplement. The Plan Supplement shall include the identification of the initial trustees of the Settlement Trust, if not included in the Plan. Each document in the Plan Supplement shall be in form and substance reasonably acceptable to each of the Settling Parties.

Plan Term Sheet	“Plan Term Sheet” means that certain Plan Term Sheet attached as Exhibit C to the PSA.
Priority Tax Claims	“Priority Tax Claims” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
Private Wells Claims
“Private Wells Claims” means any AFFF Claim against the Debtor brought by any privately owned well that provides water only to its owner’s (or its owner’s tenant’s) individual household and any other system for the provision of water for human consumption that is not a Public Water System.

Professional
“Professional” means a Person or Entity: (a) employed in the Chapter 11 Case pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363, and 331 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to a Bankruptcy Court order; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

Professional Compensation Claim
“Professional Compensation Claim” means a Claim for professional services rendered and costs incurred on or after the Petition Date by a Professional, including estimates through the Effective Date, in connection with the Chapter 11 Case.

PSA
“PSA” means that certain Settlement Support Agreement With Respect to Estate Claims Settlement, Chapter 11 Plan of Liquidation, and Class Settlements of Certain AFFF MDL Claims, dated as of October 18, 2024, by and among the Settling Parties, including all exhibits and attachments thereto, and as amended, restated, and supplemented from time to time in accordance with its terms.

Public Water System
“Public Water System” means a system for the provision to the public of water for human consumption through pipes or other constructed conveyances, if such system has at least fifteen (15) service connections or regularly serves an average of at least twenty-five (25) individuals daily at least sixty (60) days out of the year, consistent with the use of that term in the Safe Drinking Water Act, 42 U.S.C. § 300f(4)(A), and 40 C.F.R. Part 141. The term “Public Water System” includes (i) any collection, treatment, storage, and distribution facilities under control of the operator of such system and used primarily in connection with such system, and (ii) any collection or pretreatment storage facilities not under such control which are used primarily in connection with such system. The term “Public Water System” refers to a Community Water System of any size or a Non-Transient Non-Community Water System that serves more than 3,300 people, according to SDWIS; or any Person (but not any financing or lending institution) that has legal authority or responsibility (by statute, regulation, other law, or contract) to fund or incur financial obligations for the design, engineering, installation, operation, or maintenance of any facility or equipment that treats, filters, remediates, or manages water that has entered or may enter Drinking Water or any Public Water System; but does not refer to a Non-Transient Non-Community Water System that serves 3,300 or fewer people, according to SDWIS, or to a Transient Non-Community Water System of any size. It is the intention that the definition of “Public Water System” be as broad, expansive, and inclusive as possible.

Released Claims
“Released Claims” means all Claims or Causes of Action, including any Estate Causes of Action, against a Released Party that are released under the Plan and the Confirmation Order. For the avoidance of doubt, no Independent AFFF Causes of Action shall be Released Claims under the Plan.

Released Party
“Released Party” means Carrier, RTX, and each of their Related Parties in their capacities as such. Released Parties shall not include DuPont, 3M, or their current or former affiliates and Related Parties. If a Person is a current or former affiliate or Related Party of DuPont or 3M, and such Person is also a current or former affiliate or Related Party of Carrier or RTX, then such Person shall not be a Released Party. For the avoidance of doubt, New National Foam shall not be a Released Party unless the Qualifying New National Foam Settlement is provided by the Effective Date.

Related Party
“Related Party” means, with respect to any Person, such Person’s (a) predecessors, successors, assigns, and current and former affiliates and subsidiaries, (b) current and former officers, directors, principals, equity holders, trustees, members, partners, managers, officials, board members, advisory board members, employees, agents, volunteers, attorneys, financial advisors, accountants, investment bankers, consultants, representatives, and other professionals, all only in their capacity as a representative of a Released Party, and (c) respective heirs, executors, estates, and nominees, in each case solely in its capacity as such.

Remaining Estate Funds	“Remaining Estate Funds” means all remaining cash in the Estate as of the Effective Date net of accrued and unpaid administrative expenses and amounts required to fund the Wind-Down Budget.
Reorganized Debtor	“Reorganized Debtor” means the Debtor as reorganized pursuant to and under the Plan on or after the Effective Date.
RTX	“RTX” means RTX Corporation (formerly known as Raytheon Technologies Corporation and successor to United Technologies Corporation).
Schedules
“Schedules” means, with respect to the Debtor, the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor with the Bankruptcy Court pursuant to sections 521 and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements may be amended or supplemented from time to time prior to the Effective Date after consultation with the Committee. As of the execution date of the agreements to which this Glossary applies, the Debtor is unaware of any need to amend or supplement its filed schedules or statement of financial affairs.

SDWIS	“SDWIS” means the U.S. EPA Safe Drinking Water Information System Federal Reporting Services system.
Secured
“Secured” means, with respect to any Claim, the extent to which the Claim is: (a) secured by a Lien on property of a Debtor’s Estate (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtor, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code; or (b) subject to any setoff right of the holder of such Claim under section 553 of the Bankruptcy Code, but, with respect to both of the foregoing clauses (a) and (b), only to the extent of the value of the interest of such holder in the Estate’s interest in the property securing such Claim or the amount subject to setoff, as applicable.

Settlement Term Sheet	“Settlement Term Sheet” means that certain Settlement Term Sheet attached as Exhibit B to the PSA.
Settlement Trust
“Settlement Trust” means the trusts organized under the laws of the state of Delaware and established under the Plan and the Settlement Trust Documents, which shall have the powers, duties and obligations set forth in the Settlement Trust Documents. There shall be separate Settlement Trusts for (i) all Channeled AFFF Claims, which shall be a “qualified settlement fund” within the meaning of the Treasury Regulations issued under Section 468B of the Internal Revenue Code, and (ii) Non-AFFF Claims, which, for the avoidance of doubt, may be the Liquidating Estate.

Settlement Trustee
“Settlement Trustee” means the independent directors or trustees selected by the Committee after consultation with KFI, in the manner and number to be set forth in the Plan, and approved by the Bankruptcy Court pursuant to the Confirmation Order. The trustees shall act as fiduciaries for all beneficiaries of the Settlement Trust. The initial trustees of the Settlement Trust shall be identified in the Plan or the Plan Supplement.

Settlement Trust Assets
“Settlement Trust Assets” means the Guaranteed Cash Payment, which shall be funded by Carrier on the payment schedule set forth in the Settlement Term Sheet, any and all funds, proceeds or other consideration contributed to the Settlement Trust pursuant to the Insurance Assignment, and all other assets contributed or Causes of Action assigned to the Settlement Trust.

Settlement Trust Agreement
“Settlement Trust Agreement” means the Settlement Trust Agreement dated as of the Effective Date, as the same may be amended or modified from time to time in accordance with the terms thereof, which shall be in form and substance acceptable to the Committee. To the extent that any provision of the Settlement Trust Agreement impacts the rights of the Debtor or Carrier, such provision shall be reasonably acceptable to Carrier or the Debtor, as applicable.

Settlement Trust Documents
“Settlement Trust Documents” means, collectively, (a) the Settlement Trust Agreement, (b) the TDPs, (c) the Confirmation Order, and (d) any other agreements, instruments, and documents governing the establishment, administration, and operation of the Settlement Trust(s).

Settling Insurance Company
“Settling Insurance Company” means any Insurance Company that contributes funds, proceeds, or other consideration to or for the benefit of the Settlement Trust pursuant to an Insurance Settlement Agreement that is approved by an order of the Bankruptcy Court (including the Confirmation Order) and is designated as a Settling Insurance Company in the Confirmation Order. No Insurance Company shall be considered a Settling Insurance Company without the Committee’s prior written consent.

Settling Parties	“Settling Parties” means the Debtor, Carrier, the Committee, and the MDL PEC Co-Leads.
Solicitation Materials
“Solicitation Materials” means all documents, forms, and other materials distributed in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, including, without limitation, the Disclosure Statement, and the forms of ballots with respect to votes on the Plan, which shall be in form and substance reasonably acceptable to each of the Settling Parties.

Sovereign State
“Sovereign State” means any Tribe or sovereign state, including each of the 50 states, the Commonwealth of the Northern Mariana Islands, Guam, Puerto Rico, American Samoa, the U.S. Virgin Islands, the District of Columbia, and each of their respective attorneys general and representatives.

Sovereign State Claim
“Sovereign State Claim” means any AFFF Claim brought by a Sovereign State against the Debtor that (a) arises under a specific environmental or consumer protection statute or common law promulgated by such Sovereign State that creates a unique theory of liability by which such Sovereign State (but not in whole or in part a similarly-situated private party) could impose liability on the Debtor and (b) is not brought by the Sovereign State for the benefit of a private party.

Sovereign State Retained Claim
“Sovereign State Retained Claim” means any Claim or Cause of Action against a Contributing Party that may be asserted by a Sovereign State arising from a specific statute or common law promulgated by such Sovereign State that creates a unique theory of liability (as opposed to a general theory on behalf or for the benefit of the Sovereign State’s beneficiaries including, but not limited to, any Claims brought pursuant to parens patriae authority or the public trust doctrines) by which only a Sovereign State (but not in whole or in part private parties, including the Debtor) could impose liability and recover damages against a Contributing Party. Sovereign State Retained Claims do not include Estate Causes of Action.

Support Period
“Support Period” means with respect to any Settling Party, the period commencing on the Execution Date and ending on the earlier of the (a) date on which the PSA is terminated in accordance with Section 5 thereof and (b) the Effective Date.

TDPs
“TDPs” means the Trust Distribution Procedures for Channeled AFFF Claims, as the same may be amended or modified from time to time in accordance with the terms thereof, that will govern the Channeled AFFF Claims submission, adjudication, and distribution processes in a manner that is fair and equitable to holders of Allowed AFFF Claims against KFI. The Plan and the Confirmation Order shall provide that the allowance of AFFF Claims under the TDPs shall not determine, and shall not be used to determine, in any respect the liability of a Released Party for any Independent AFFF Cause of Action, which liability shall be determined through litigation and/or settlement in the tort system separate and apart from the TDPs in all respects. The TDPs shall be in form and substance acceptable to the Committee. To the extent that any provision of the TDPs impacts the rights of the Debtor or Carrier, such provision shall be reasonably acceptable to the Debtor or Carrier, as applicable.

Term Sheets	“Term Sheets” means the Plan Term Sheet and the Settlement Term Sheet.
Termination Date	“Termination Date” means, with respect to a Settling Party, the date on which termination of the PSA as to such Settling Party is effective in accordance with Section 5 thereof, as applicable.
Termination Event	“Termination Event” has the meaning set forth in Section 5.05 of the PSA.
Transient Non-Community Water System
“Transient Non-Community Water System” means a Public Water System that is not a Community Water System and that does not regularly serve at least twenty-five (25) of the same persons over six (6) months per year, consistent with the use of that term in 40 C.F.R. Part 141.

Tribe
“Tribe” means any American Indian or Alaskan Native Tribe, band, nation, pueblo, village or community, that the U.S. Secretary of the Interior acknowledges as an Indian Tribe, as provided in the Federally Recognized Tribe List Act of 1994, 25 U.S.C. § 5130, and as periodically listed by the U.S. Secretary of the Interior in the Federal Register pursuant to 25 U.S.C. § 5131; and any “Tribal Organization” as provided in the Indian Self-Determination and Education and Assistance Act of 1975, as amended, 25 U.S.C. § 5304(l).

Trust Advisory Committee	“Trust Advisory Committee” means the Trust Advisory Committee established pursuant to the terms of the Plan and having the powers, duties, and obligations set forth in the Settlement Trust Documents.
UTC Captive Entities	“UTC Captive Entities” means the captive insurance entity identified in the 2020 Separation Agreement as UT Insurance (Vermont) Inc. (“UTIV”).
Water Provider Claimants Participation Thresholds
“Water Provider Claimants Participation Thresholds” means the participation thresholds reflected in a Supplemental Agreement among the Settling Parties that will be filed under seal, as set forth in the Settlement Term Sheet.

Water Provider Claims	“Water Provider Claims” means the Claims held by the members of the Water Provider Class.
Water Provider Class
“Water Provider Class” shall be defined in a manner consistent with the 3M AFFF MDL settlement and shall include at least both: (a) all Public Water Systems that were tested or otherwise analyzed for PFAS and found to contain PFAS at any level prior to the date the Water Provider Settlement Agreement is executed and (b) all other Public Water Systems that as of such date: (i) are required to test, monitor, or analyze for certain PFAS under UCMR5; or (ii) serve more than 3,300 people according to SDWIS.

Water Provider Settlement Agreement
“Water Provider Settlement Agreement” means the settlement agreement incorporating the applicable terms of the Settlement Term Sheet between the Settling Parties resolving the Claims of the Water Provider Class.

Water Source
“Water Source” means a groundwater well, a surface-water intake, or any other intake point from which a Public Water System draws or collects water for distribution as Drinking Water, and the raw or untreated water that is thus drawn or collected.

Wind-Down Budget
“Wind-Down Budget” means the Estate wind-down budget, which shall provide for the payment of Allowed Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Claims, and any other Claims or administrative expenses not being administered by the Settlement Trust, and which shall be reasonably acceptable to and shared with all Settling Parties upon request.

Wind-Down Reserve
“Wind-Down Reserve” means the reserve account established and maintained by the Liquidating Estate to administer the wind-down and dissolution of the Liquidating Estate, including the payment of Allowed Professional Compensation Claims, and other costs and expenses of the post-Effective Date Debtor, which shall be funded consistent with the Wind-Down Budget from the sources enumerated in the Plan Term Sheet.

Exhibit A-1
Insurance Terms

Insurance Terms
Insurance Entity Injunction
To facilitate the Insurance Assignment, protect the Settlement Trust, and preserve the assets of the Settlement Trust, pursuant to the equitable jurisdiction and power of the Bankruptcy Court and the District Court under the Bankruptcy Code, the Bankruptcy Court shall issue the injunction; provided, however, that the Insurance Entity Injunction is not issued for the benefit of any Other Insurance Company, and no Other Insurance Company is a third-party beneficiary of the Insurance Entity Injunction.
Terms Regarding Claims Against Insurance Companies. All Persons that have held or asserted, that hold or assert, or that may in the future hold or assert any Claim or cause of action (including any AFFF Claim or any Claim for or respecting any Settlement Trust expense) against any Insurance Company based upon, attributable to, arising out of, or in any way connected with any Insurance Policy, whenever and wherever arising or asserted, whether in the United States of America or anywhere else in the world, whether sounding in tort, contract, warranty, statute or any other theory of law, equity, or admiralty, shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim or cause of action, including:
a.    commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any such Claim, demand, or cause of action against any Insurance Company, or against the property of any Insurance Company, with respect to any such Claim, demand, or cause of action (including, for the avoidance of doubt, directly pursuing any suit, action or other proceeding with respect to any such Claim, demand, or cause of action against any Insurance Company);
b.    enforcing, levying, attaching, collecting, or otherwise recovering, by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Insurance Company, or against the property of any Insurance Company, with respect to any such Claim or cause of action;
c.    creating, perfecting, or enforcing in any manner, directly or indirectly, any lien or encumbrance against any Insurance Company, or the property of any Insurance Company, with respect to any such Claim or cause of action; and
d.    except as otherwise specifically provided in the Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind, directly or indirectly, against any obligation of any Insurance Company, or against the property of any Insurance Company, with respect to any such Claim or cause of action;
provided, however, that: (i) this injunction shall not impair in any way any actions brought by the Settlement Trust against any Other Insurance Company; and (ii) the Settlement Trust shall have the sole and exclusive authority at any time to terminate, or reduce or limit the scope of, the injunction with respect to any Other Insurance Company, in accordance with the Settlement Trust Documents, upon express written notice to such Other Insurance Company.
Reservations. Notwithstanding anything to the contrary in the Plan, the Insurance Entity Injunction shall not enjoin:
a.    the rights of any Person to the treatment accorded them under the Plan, as applicable, including the rights of holders of AFFF Claims to assert such Claims, as applicable, in accordance with the TDPs;
b.    the rights of the Settlement Trust to prosecute any action based on or arising from Insurance Policies, except to the extent otherwise released;
c.    the rights of the Settlement Trust to assert any Claim, debt, obligation, cause of action or liability for payment against any Other Insurance Company based on or arising from the Insurance Policies;
d.    any actions of the Contributing Parties in fulfilling their obligations under the Settlement in consultation and coordination with the Settlement Trust;
e.    the rights of any Insurance Company to assert any Claim, debt, obligation, cause of action or liability for payment against any Other Insurance Company; or
f.     the Claims for reinsurance under reinsurance contracts or Claims under retrocessional contracts among the Settling Insurance Companies and any Other Insurance Company.

Insurance Provision	Nothing in the Plan shall limit the right of any Insurance Company to assert any defenses to coverage that it may have under applicable law, except for (a) any defense that the Insurance Assignment is invalid or unenforceable or otherwise breaches the terms of such coverage; and/or (b) any defense that (i) the drafting, proposing, confirmation, or consummation of the Plan or (ii) the discharge or release of the Debtor from liability for any Claims pursuant to the Plan operates to, or otherwise results in, the elimination of or the reduction of any obligation any Insurance Company may have with respect to the Insurance Policies, including in providing coverage pursuant to the Insurance Assignment for liabilities assumed by the Settlement Trust. Except for the transfer of rights to the Settlement Trust pursuant to the Insurance Assignment, or as otherwise provided by the Bankruptcy Code, applicable law, the findings made by the Bankruptcy Court in the Confirmation Order or otherwise, nothing in the Plan shall modify, amend, or supplement the terms of any Insurance Policy issued by any Other Insurance Company, or the rights or obligations under any such Insurance Policy to the extent such rights and obligations are otherwise available under applicable law. The rights and obligations, if any, of any Other Insurance Company relating to or arising out of the Insurance Policies and any of the Plan documents shall be determined pursuant to the terms and provisions of the Insurance Policies and applicable law. Nothing in this Article [●] is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Person.
2

Insurance Cooperation Provision
To facilitate the Insurance Assignment, protect the Settlement Trust, and preserve the assets of the Settlement Trust, Carrier shall execute an acceptable cooperation agreement before the deadline for holders of AFFF Claims to vote on the Plan. The cooperation agreement shall be incorporated into and/or attached to the Plan and Confirmation Order, and shall include:
a.Carrier and the Debtor’s agreement to provide the Settlement Trust with all documents related to any Insurance Policy, Insurance Action, or that are reasonably related to the Settlement Trust’s pursuit of its rights under the Insurance Assignment; provided, however, that nothing in this paragraph shall require Carrier to provide privileged materials to the Settlement Trust absent a court order determining that it is necessary for the Settlement Trust to obtain the benefit of the Insurance Assignment.

b.Subject to applicable privileges, the Settlement Trust’s agreement to share any insurance-litigation-related information with Carrier that is reasonably necessary to evaluate any potential settlement subject to its Insurance Consent Rights, including any recommendations and supporting documents provided to the trustee or governing body of the Settlement Trust in recommending such settlement. For the avoidance of doubt, the Settlement Trust’s agreement to share any formal recommendations shall be subject to the execution of confidentiality and common interest agreements between the Settlement Trust and Carrier;

c.To the extent that Carrier does provide privileged documents to the Settlement Trust under paragraph (a) above, the following terms to preserve and protect all of Carrier’s privileges and extend them to the Settlement Trust as a successor in interest and to limit the use and disclosure of privileged material provided to the Settlement Trust:

i.Recognizing the Settlement Trust as the successor in interest of both the Debtor and Carrier for purposes of AFFF Claims channeled to the Settlement Trust and obtaining the benefit of the Insurance Assignment;
ii.Recognizing a common interest privilege among the Settlement Trust and Carrier for the purpose of pursing the Insurance Assignment;
iii.Preventing the Settlement Trust from sharing privileged material with the Trust Advisory Committee, PEC, or any counsel to any plaintiff with Claims against Carrier in the tort system absent Carrier’s consent, unless pursuant to a court order, or otherwise required by law;
iv.Preventing the Settlement Trust from sharing privileged material with anyone other than its advisors, counsel, or professionals, except to the extent reasonably required to obtain the benefit of the Insurance Assignment, unless pursuant to a court order, or otherwise required by law;
v.Preventing the disclosure of privileged materials by the Settlement Trust in a way that would destroy a common interest privilege absent Carrier’s consent, unless pursuant to a court order (including a court order finding that such disclosure is reasonably required to prosecute or obtain benefit of the Insurance Assignment), or otherwise required by law; and
vi.Providing that nothing in the cooperation agreement shall preclude the Settlement Trust from providing privileged materials to any insurer as necessary to preserve, secure, or obtain the benefit of the Insurance Assignment, subject to the insurer agreeing to take all necessary and appropriate steps to protect the privileged material from public disclosure or waiver.

d.Carrier and the Debtor’s agreement that each shall bear its own costs and shall not be asked to bear any costs incurred by the other party in connection with the cooperation agreement;

e.Carrier’s agreement to permit access to and assignment to the Settlement Trust of Carrier’s rights under Section 5.1 of the 2020 Separation Agreement and the RTX Waiver;

f.To the extent that Carrier’s assignment of their rights under either the insurance related provisions of the 2020 Separation Agreement or the RTX Waiver is not effective for any reason, Carrier shall cooperate and permit the Settlement Trust to pursue any action to enforce Carrier’s rights under the insurance related provisions of the 2020 Separation Agreement or the RTX Waiver in Carrier’s own name as plaintiff, and grant the Settlement Trust exclusive control of the litigation, and shall otherwise take all actions necessary to provide the Settlement Trust with the benefits of these agreements and the Insurance Assignment, as set forth in further detail in the Plan in a manner acceptable to the Committee;

g.Carrier’s agreement to provide the Settlement Trust with all documents and information related to any AFFF Claim, that is not an Estate Claim and is not resolved herein, that may be reasonably related to the Settlement Trust’s pursuit of its rights under the Insurance Assignment with respect to such AFFF Claims;

h.Carrier’s delivery of a copy of the RTX Waiver;

i.Carrier’s agreement to cooperate in a commercially reasonable manner with the Committee to secure RTX’s consent, to the extent it is required under the 2020 Separation Agreement or the RTX Waiver, to any Insurance Settlement; and

j.Other provisions consistent with the terms of the Insurance Assignment.

3

Schedule 1

POLICYHOLDER	INSURANCE CO	POLICY NO	POLICY PERIOD BEGIN	POLICY PERIOD END
National Foam System, Inc	INA	XBC 6269	2/15/1966	2/15/1967
National Foam System, Inc	INA	ENP 1117	1/1/1967	1/1/1968
National Foam System, Inc	INA	XBC 6773	2/15/1967	2/15/1968
National Foam System, Inc	INA	ENP 1117	1/1/1968	1/1/1969
National Foam System, Inc	INA	XBC 7276	2/15/1968	2/15/1969
National Foam System, Inc	INA	ENP 1117	1/1/1969	1/1/1970
National Foam System, Inc	INA	XBC 7548	2/15/1969	2/15/1970
National Foam System, Inc	INA	XBC 7883	2/15/1970	2/15/1971
Philadelphia Suburban Corp	Hartford Accident & Indemnity Co.	39CE16300E	8/1/1972	8/1/1973
Philadelphia Suburban Corp	Hartford Accident & Indemnity Co.	39CE16304E	8/1/1973	8/1/1974
Philadelphia Suburban Corp	Hartford Accident & Indemnity Co.	39CE16312E	8/1/1974	8/1/1975
Philadelphia Suburban Corp	Hartford Accident & Indemnity Co.	39CE16320E	8/1/1975	8/1/1976
Philadelphia Suburban Corp	First State	922102	9/9/1975	8/1/1976
Philadelphia Suburban Corp	Home	TBD	9/9/1975	8/1/1976
Philadelphia Suburban Corp	Hartford Accident & Indemnity Co.	39CE16328E	8/1/1976	8/1/1977
Philadelphia Suburban Corp	Allstate	63 002 090	8/1/1976	8/1/1977
Philadelphia Suburban Corp	Columbia Cas	RDX 1864271	8/1/1976	8/1/1977
Philadelphia Suburban Corp	Allstate	63 003 444	8/1/1977	8/1/1978
Philadelphia Suburban Corp	Allstate	63 003 769	8/1/1977	8/1/1978
Philadelphia Suburban Corp	Columbia Cas	RDX 3652509	8/1/1977	8/1/1978
Philadelphia Suburban Corp	Admiral	ZCV 0294	8/1/1977	8/1/1978
Philadelphia Suburban Corp	California Union	ZCX 001735	8/1/1977	8/1/1978
Philadelphia Suburban Corp	Allstate	63 004 859	1/1/1978	1/1/1979
Philadelphia Suburban Corp	Admiral	8CU 0493	8/1/1978	8/1/1979
Philadelphia Suburban Corp	California Union	ZCX 003278	8/1/1978	8/1/1979
Philadelphia Suburban Corp	Aetna C&S	04 XS 2707	8/1/1979	8/1/1980
Philadelphia Suburban Corp	Allstate	63 005 939	8/1/1979	8/1/1980
Philadelphia Suburban Corp	Puritan	ML 652416	8/1/1979	8/1/1980
Philadelphia Suburban Corp	California Union	ZCX 003760	8/1/1979	8/1/1980
Philadelphia Suburban Corp	California Union	ZCX 003770	8/1/1979	8/1/1980
Philadelphia Suburban Corp	Aetna C&S	04 XS 2716	8/1/1980	8/1/1981

Philadelphia Suburban Corp	Allstate	63 007 002	8/1/1980	8/1/1981
Philadelphia Suburban Corp	Puritan	ML 652455	8/1/1980	8/1/1981
Philadelphia Suburban Corp	California Union	ZCX 004103	8/1/1980	8/1/1981
Enterra Corporation	First State	932556	8/1/1981	8/1/1982
Enterra Corporation	Aetna C&S	04 GL 55479 SRA	8/1/1981	8/1/1982
Enterra Corporation	Aetna C&S	04 XN 202 WCA	8/1/1981	8/1/1982
Enterra Corporation	Integrity	ISX 106205	8/1/1981	8/1/1982
Enterra Corporation	Mission	MN880116	8/1/1981	8/1/1982
Enterra Corporation	Transit Casualty	SCU 956009	8/1/1981	8/1/1982
Enterra Corporation	California Union	ZCX 004578	8/1/1981	8/1/1982
Enterra Corporation	First State	934633	8/1/1982	8/1/1983
Enterra Corporation	First State	934633	8/1/1982	8/1/1983
Enterra Corporation	Aetna C&S	04 GL 55478 SRA	8/1/1982	8/1/1983
Enterra Corporation	Federal	7928-51-42	8/1/1982	8/1/1983
Enterra Corporation	Admiral	A2UX0133	8/1/1982	8/1/1983
Enterra Corporation	GEICO	GXU30170	8/1/1982	8/1/1983
Enterra Corporation	Integrity	ISX 109393	8/1/1982	8/1/1983
Enterra Corporation	Employers Mut	MMO73210	8/1/1982	8/1/1983
Enterra Corporation	Mission	MN880116	8/1/1982	8/1/1983
Enterra Corporation	Columbia Casualty	RDX 9176157	8/1/1982	8/1/1983
Enterra Corporation	Columbia Casualty	RDX 9176159	8/1/1982	8/1/1983
Enterra Corporation	Continental	SRX1591755	8/1/1982	8/1/1983
Enterra Corporation	Transit Casualty	TBD	8/1/1982	8/1/1983
Enterra Corporation	Aetna C&S	TBD	8/1/1982	8/1/1983
Enterra Corporation	Twin City Fire	TXS 100518	8/1/1982	8/1/1983
Enterra Corporation	Twin City	TXS100518	8/1/1982	8/1/1983
Enterra Corporation	California Union	ZCX006329	8/1/1982	8/1/1983
Enterra Corporation	Federal	(84) 7928-5142	8/1/1983	8/1/1984
Enterra Corporation	Aetna C&S	04 GL 402022 SRA	8/1/1983	8/1/1984
Enterra Corporation	Admiral	A3UX0166	8/1/1983	8/1/1984
Enterra Corporation	First State	EU936124	8/1/1983	8/1/1984
Enterra Corporation	TIG	GMX02348	8/1/1983	8/1/1984
Enterra Corporation	GEICO	GXU30285	8/1/1983	8/1/1984
Enterra Corporation	Home	HEC 1200431	8/1/1983	8/1/1984
Enterra Corporation	Integrity	ISX 112137	8/1/1983	8/1/1984
Enterra Corporation	London Guarantee	LX2107859	8/1/1983	8/1/1984
Enterra Corporation	London Guarantee	LX2107859	8/1/1983	8/1/1984
Enterra Corporation	Employers Mut	MMO73441	8/1/1983	8/1/1984
Enterra Corporation	Mission	MN024330	8/1/1983	8/1/1984
Enterra Corporation	Continental	SRX1592029	8/1/1983	8/1/1984
Enterra Corporation	Twin City Fire	TXS 100518	8/1/1983	8/1/1984
Enterra Corporation	Twin City	TXS100518	8/1/1983	8/1/1984
Enterra Corporation	Atlanta Int’l	XL06167	8/1/1983	8/1/1984
Enterra Corporation	California Union	ZCX006388	8/1/1983	8/1/1984
Enterra Corporation	Aetna C&S	04 GL 460897 SRA	8/1/1984	8/1/1985
Enterra Corporation	Federal	7928-5142	8/1/1984	8/1/1985
Enterra Corporation	Centaur	CML101061	8/1/1984	8/1/1985
Enterra Corporation	Royal Indemnity	ED 102857	8/1/1984	8/1/1985
Enterra Corporation	Royal Indemnity	ED102857	8/1/1984	8/1/1985
Enterra Corporation	First State	EU002250	8/1/1984	8/1/1985
Enterra Corporation	Western Employers	EX10-0884-10368	8/1/1984	8/1/1985
2

Enterra Corporation	Evanston	EX11479	8/1/1984	8/1/1985
Enterra Corporation	Home	HEC 1200431	8/1/1984	8/1/1985
Enterra Corporation	Harbor	HI178526	8/1/1984	8/1/1985
Enterra Corporation	Integrity	ISX 114440	8/1/1984	8/1/1985
Enterra Corporation	Employers Mut	MMO73441	8/1/1984	8/1/1985
Enterra Corporation	Mission	MN034232	8/1/1984	8/1/1985
Enterra Corporation	Highlands	SR22300	8/1/1984	8/1/1985
Enterra Corporation	Highlands	SR22301	8/1/1984	8/1/1985
Enterra Corporation	Twin City Fire	TXS101883	8/1/1984	8/1/1985
Enterra Corporation	Safety National Cas	UF1846PA	8/1/1984	8/1/1985
Enterra Corporation	Pacific Empl	XCC014536	8/1/1984	8/1/1985
Enterra Corporation	Pacific Employers	XCC014536	8/1/1984	8/1/1985
Enterra Corporation	United National	XTP-11026	8/1/1984	8/1/1985
Enterra Corporation	California Union	ZCX007054	8/1/1984	8/1/1985
Enterra Corporation	Aetna C&S	04 GL 544144 SRA	8/1/1985	12/27/1985
Enterra Corporation	Aetna C&S	04 XS 205504 SRA	8/1/1985	12/27/1985
Enterra Corporation	Aetna C&S	04 GL 554165 SRA	12/27/1985	12/27/1986
Enterra Corporation	Aetna C&S	04 XS 205509 SRA	12/27/1985	12/27/1986
Racal-Chubb	City Insurance	GL 994852	4/1/1987	3/1/1988
Racal-Chubb	Royal Indemnity	RIG550721	3/1/1988	3/31/1989
Racal-Chubb	Royal Indemnity	RIW550911	3/31/1989	3/31/1990
Racal-Chubb	Royal Indemnity	RIW550912	3/31/1990	3/31/1991
Racal-Chubb	Royal Indemnity	RIW550913	3/31/1991	3/31/1992
Racal-Chubb	Royal Indemnity	RIW754971	3/31/1992	3/31/1993
Racal-Chubb	Royal Indemnity	RIW754972	3/31/1993	3/31/1994
Racal-Chubb	London Companies	B3C5016	4/1/1993	3/31/1994
Racal-Chubb	Royal Indemnity	RIW755101	3/31/1994	3/31/1995
Racal-Chubb	London Companies	B4C5016	4/1/1994	3/31/1995
Racal-Chubb	London Companies	B4C5017	4/1/1994	3/31/1995
Racal-Chubb	Royal Indemnity	RIW762951	3/31/1995	3/31/1996
Racal-Chubb	London Companies	B5C5016	4/1/1995	3/31/1996
Racal-Chubb	London Companies	B5C5017	4/1/1995	3/31/1996
Racal-Chubb	Royal Indemnity	TBD	3/31/1996	1/1/1997
Racal-Chubb	London Cos	B6C6429	4/1/1996	1/1/1997
Racal-Chubb	London Cos	B6C6430	4/1/1996	1/1/1997
Racal-Chubb	London Cos	B6C6431	4/1/1996	1/1/1997
Williams Holdings plc	London Cos	820/QE001EOH / 9700202S0110	1/1/1997	12/31/1997
Williams Holdings plc	London Cos	820/QE001FOH / 9700202Q0111	1/1/1997	12/31/1997
Williams Holdings plc	Royal Indemnity	RIW7650810000	1/1/1997	1/1/1998
Williams Holdings plc	Royal & Sun Alliance	YMM817226/7	1/1/1997	12/31/1997
Williams Holdings plc	London Cos	820/QE006XOJ / 9800201S0110	1/1/1998	12/31/1998
Williams Holdings plc	Royal & Sun Alliance	9805709S0110	1/1/1998	12/31/1998
Williams Holdings plc	Royal Indemnity	RIW7650810098	1/1/1998	1/1/1999
Williams Holdings plc	London Cos	820 / QE006XOK / 9900201S0110	1/1/1999	12/31/1999
Williams Holdings plc	Royal & Sun Alliance	9600372S0111	1/1/1999	12/31/1999
3

Williams Holdings plc	Royal Indemnity	RIW7650810099	1/1/1999	1/1/2000
Williams Holdings plc	London Cos	823/KL0000185	1/1/2000	11/13/2000
Williams Holdings plc	Royal & Sun Alliance	9600372S0111	1/1/2000	11/13/2000
Williams Holdings plc	Royal Indemnity	RIW765081000Y	1/1/2000	11/13/2000
Kidde plc	London Cos	823/KL00002466	11/13/2000	12/31/2001
Kidde plc	London Cos	823/KL00002467	11/13/2000	12/31/2001
Kidde plc	Royal Indemnity	RIW003840000	11/13/2000	12/31/2001
Kidde plc	Royal & Sun Alliance	YMM817665	11/13/2000	12/31/2001
Kidde plc	Royal Indemnity	R2IW0034630000	12/31/2001	12/31/2002
Kidde plc	Royal & Sun Alliance	YMM817665	12/31/2001	12/31/2002
Kidde plc	Starr Excess	6394062	1/1/2002	12/31/2002
Kidde plc	Zurich Int’l (UK)	716/WRS022138009	1/1/2002	12/31/2002
Kidde plc	London Cos	716/WRS022141937	1/1/2002	12/31/2002
Kidde plc	London Cos	716/WRS022141945	1/1/2002	12/31/2002
Kidde plc	Liberty Int’l	DU003216002	1/1/2002	1/1/2003
Kidde plc	Starr Excess	6340140	1/1/2003	12/31/2003
Kidde plc	Zurich Ins Co (UK)	716/WRS032138005	1/1/2003	12/31/2003
Kidde plc	AIG Europe	716/WRS032141937 / 716/WRS032138009	1/1/2003	12/31/2003
Kidde plc	London Cos	716/WRS032141945	1/1/2003	12/31/2003
Kidde plc	AIG Europe	716/WRS032153600	1/1/2003	12/31/2003
Kidde plc	AWAC (Europe)	C001442-001	1/1/2003	12/31/2003
Kidde plc	Zurich American	GLO 3373845-00	1/1/2003	1/1/2004
Kidde plc	Zurich Insurance Co (UK)	716/WRS042138005	1/1/2004	5/31/2005
Kidde plc	AIG Europe & AWAC Europe	716/WRS042141937	1/1/2004	5/31/2005
Kidde plc	London Cos	716/WRS042141945	1/1/2004	5/31/2005
Kidde plc	London Cos	716/WRS042141949	1/1/2004	5/31/2005
Kidde plc	AIG Europe	716/WRS04218009	1/1/2004	5/31/2005
Kidde plc	Zurich American	GLO 3373845-01	1/1/2004	6/1/2005
UTC Corporation	Starr Excess Liab	4009874	6/1/2005	6/1/2006
UTC Corporation	National Union Fire	4484724	6/1/2005	6/1/2006
UTC Corporation	American Guar & Liab	AEC534681500	6/1/2005	6/1/2006
UTC Corporation	Arch Re Ltd	B4URP0339500	6/1/2005	6/1/2006
UTC Corporation	AWAC	C003511002	6/1/2005	6/1/2006
UTC Corporation	Great American	EXC5750137	6/1/2005	6/1/2006
UTC Corporation	Endurance Specialty	P005341001	6/1/2005	6/1/2006
UTC Corporation	Gerling Konzern	UK7361700	6/1/2005	6/1/2006
UTC Corporation	XL Insurance Co	UK7361800	6/1/2005	6/1/2006
UTC Corporation	ACE Insurance Co	UTX5117/5	6/1/2005	6/1/2006
UTC Corporation	ACE Insurance Co	UTX5117/5	6/1/2005	6/1/2006
4

UTC Corporation	Arch Specialty	UXP000705300	6/1/2005	6/1/2006
UTC Corporation	XL Insurance Co	XLUMB601542	6/1/2005	6/1/2006
UTIV	TBD	TBD	6/1/2005	6/1/2006
UTC Corporation	Starr Excess Liab	311011	6/1/2006	9/1/2007
UTC Corporation	Lexington	5577432	6/1/2006	9/1/2007
UTC Corporation	Federal	79844829	6/1/2006	9/1/2007
UTC Corporation	Gerling Konzern	576UL73617	6/1/2006	9/1/2007
UTC Corporation	London Cos	576UL73935	6/1/2006	9/1/2007
UTC Corporation	American Guar & Liab	AEC534681501	6/1/2006	9/1/2007
UTC Corporation	National Union Fire	BE4485396	6/1/2006	9/1/2007
UTC Corporation	AWAC	C003511003	6/1/2006	9/1/2007
UTC Corporation	Great American	EXC9251752	6/1/2006	9/1/2007
UTC Corporation	Landmark American	LHA035155	6/1/2006	9/1/2007
UTC Corporation	Endurance Specialty	P005341002	6/1/2006	9/1/2007
UTC Corporation	XL Europe – Ireland	UL73618	6/1/2006	9/1/2007
UTC Corporation	Liberty Mutual EU	UL73937	6/1/2006	9/1/2007
UTC Corporation	Arch Re Ltd	URP001583000	6/1/2006	9/1/2007
UTC Corporation	ACE Insurance Co	UTX5117/5	6/1/2006	9/1/2007
UTC Corporation	ACE Insurance Co	UTX5517/5	6/1/2006	9/1/2007
UTC Corporation	Arch Specialty	UXP001568300	6/1/2006	9/1/2007
UTC Corporation	ACE American	XCPG23713822	6/1/2006	9/1/2007
UTC Corporation	XL Insurance Co	XLUMB601542	6/1/2006	9/1/2007
UTIV	Swiss Re	327652	6/1/2006	9/1/2007
UTIV	SCOR	576/UL73936	6/1/2006	9/1/2007
UTIV	TBD	TBD	6/1/2006	9/1/2007
UTC Corporation	AIG Excess Liab	9495583	9/1/2007	9/1/2008
UTC Corporation	Federal	79844829	9/1/2007	9/1/2008
UTC Corporation	American Guar & Liab	AEC534681502	9/1/2007	9/1/2008
UTC Corporation	National Union Fire	BE9835138	9/1/2007	9/1/2008
UTC Corporation	Great American	EXC9253321	9/1/2007	9/1/2008
UTC Corporation	Endurance Amer	LD10000720800	9/1/2007	9/1/2008
UTC Corporation	Landmark American	LHA040990	9/1/2007	9/1/2008
UTC Corporation	Arch Specialty	UXP001568301	9/1/2007	9/1/2008
UTC Corporation	ACE American	XCPG23885682	9/1/2007	9/1/2008
UTIV	Lexington	5577738	9/1/2007	9/1/2008
UTIV	XL Europe	576UM73618	9/1/2007	9/1/2008
UTIV	Berkshire Hathaway Int’l	576UM74235	9/1/2007	9/1/2008
UTIV	Munich Re	9412671	9/1/2007	9/1/2008
UTIV	AWAC	C003511004	9/1/2007	9/1/2008
UTIV	Swiss Re	MH327652	9/1/2007	9/1/2008
UTIV	Swiss Re	MH327653	9/1/2007	9/1/2008
UTIV	Endurance	P005341-003	9/1/2007	9/1/2008
UTIV	Arch Re Ltd.	URP001583001	9/1/2007	9/1/2008
UTIV	ACE Bermuda	UTC1318005RE	9/1/2007	9/1/2008
UTIV	XL Ins. Bermuda	XSRE601542	9/1/2007	9/1/2008
UTC Corporation	Lexington	2213721	9/1/2008	9/1/2009
UTC Corporation	AIG Excess Liab	2350648	9/1/2008	9/1/2009
UTC Corporation	Chubb Atlantic	33101638	9/1/2008	9/1/2009
UTC Corporation	Federal	79844829	9/1/2008	9/1/2009
UTC Corporation	American Guar & Liab	AEC534681503	9/1/2008	9/1/2009
UTC Corporation	American Guar & Liab	AEC967326200	9/1/2008	9/1/2009
UTC Corporation	National Union Fire	BE6081844	9/1/2008	9/1/2009
UTC Corporation	Great American	EXC2195181	9/1/2008	9/1/2009
UTC Corporation	Arch Specialty	UXP002854900	9/1/2008	9/1/2009
5

UTC Corporation	ACE American	XCPG2468163	9/1/2008	9/1/2009
UTIV	Lexington	2213721	9/1/2008	9/1/2009
UTIV	Munich Re	3011593	9/1/2008	9/1/2009
UTIV	Berkshire Hathaway Int’l	495711	9/1/2008	9/1/2009
UTIV	XL Ins. Ltd.	576/UN73618	9/1/2008	9/1/2009
UTIV	SJCatlin	576/UN74544	9/1/2008	9/1/2009
UTIV	XL Ins. Bermuda	BM0023848LI08A	9/1/2008	9/1/2009
UTIV	AWAC Specialty	C003511005	9/1/2008	9/1/2009
UTIV	Aspen Ins. UK	K0A065908A0E	9/1/2008	9/1/2009
UTIV	Swiss Re American	MH32765310	9/1/2008	9/1/2009
UTIV	Endurance Specialty	P005341-004	9/1/2008	9/1/2009
UTIV	TBD	TBD	9/1/2008	9/1/2009
UTIV	Canopius Re	UTX-008/UTIVOCCRE-08	9/1/2008	9/1/2009
UTIV	ACE Bermuda	UTX200809OCCCRE	9/1/2008	9/1/2009
UTC Corporation	AIG Excess Liab	21472658	9/1/2009	9/1/2010
UTC Corporation	American Guar & Liab	AEC534681504	9/1/2009	9/1/2010
UTC Corporation	American Guar & Liab	AEC967326201	9/1/2009	9/1/2010
UTC Corporation	National Union Fire	BE27471365	9/1/2009	9/1/2010
UTC Corporation	Great American	EXC8634502	9/1/2009	9/1/2010
UTC Corporation	Arch Insurance	UXP002854901	9/1/2009	9/1/2010
UTC Corporation	ACE American	XCPG24896468	9/1/2009	9/1/2010
UTIV	Lexington London	2214028	9/1/2009	9/1/2010
UTIV	Argo Re	ARGO-CAS-OCC-RE-000116.1	9/1/2009	9/1/2010
UTIV	Liberty Mutual Insurance Europe Ltd.	B080110588U09	9/1/2009	9/1/2010
UTIV	SJ Catlin	B080110591U09	9/1/2009	9/1/2010
UTIV	XL Europe UK	B080111977U09	9/1/2009	9/1/2010
UTIV	XL Bermuda	BM00023848LI08A	9/1/2009	9/1/2010
UTIV	AWAC	C003511006	9/1/2009	9/1/2010
UTIV	AWAC	C012739/001	9/1/2009	9/1/2010
UTIV	Aspen Ins. UK	K0A065909A0E	9/1/2009	9/1/2010
UTIV	Liberty Mutual Ins. Europe Ltd.	LO842215001	9/1/2009	9/1/2010
UTIV	Swiss Re	MH32765.2.16	9/1/2009	9/1/2010
UTIV	Endurance Specialty	P005341 005	9/1/2009	9/1/2010
UTIV	Canopius Undw. Bermuda	UTX-113/UTIVOCCRE-09	9/1/2009	9/1/2010
UTIV	ACE Bermuda	UTX-200910/OCCRE	9/1/2009	9/1/2010
UTC Corporation	National Union Fire	15972413	9/1/2010	9/1/2011
UTC Corporation	Chartis Excess	60703823	9/1/2010	9/1/2011
UTC Corporation	Federal	79861188	9/1/2010	9/1/2011
UTC Corporation	American Guar & Liab	AEC53468150	9/1/2010	9/1/2011
UTC Corporation	American Guar & Liab	AEC96732620	9/1/2010	9/1/2011
UTC Corporation	Great American	EXC2098183	9/1/2010	9/1/2011
UTC Corporation	Arch Insurance	UXP00285490	9/1/2010	9/1/2011
UTC Corporation	ACE American	XCPG4907764	9/1/2010	9/1/2011
UTIV	Munich Re	10052792	9/1/2010	9/1/2011
UTIV	Argo Re	ARGO-CAS-OCC-RE-000116.2	9/1/2010	9/1/2011
UTIV	Liberty Mutual UK	B080110588U10	9/1/2010	9/1/2011
UTIV	SJCatlin	B080110591U10	9/1/2010	9/1/2011
UTIV	Lexington UK	B080111972U10	9/1/2010	9/1/2011
UTIV	XL (UK)	B080111977U10	9/1/2010	9/1/2011
UTIV	Liberty Mutual UK	B080113281U10	9/1/2010	9/1/2011
UTIV	XL Bermuda	BM00025047LI10A	9/1/2010	9/1/2011
UTIV	AWAC	C003511007	9/1/2010	9/1/2011
UTIV	AWAC	C012739/002	9/1/2010	9/1/2011
6

UTIV	Aspen	K0A065910AOE	9/1/2010	9/1/2011
UTIV	Swiss Re	MH32765.2.21	9/1/2010	9/1/2011
UTIV	Swiss Re	MH32765.4.3	9/1/2010	9/1/2011
UTIV	Endurance Specialty	P005341 006	9/1/2010	9/1/2011
UTIV	Canopius	UTX-165/UTIVOCCRE-10	9/1/2010	9/1/2011
UTIV	ACE Bermuda	UTX-201011/OCCRE	9/1/2010	9/1/2011
UTC Corporation	National Union Fire	25030360	9/1/2011	9/1/2012
UTC Corporation	Chartis Excess	60703823	9/1/2011	9/1/2012
UTC Corporation	Federal	79861188	9/1/2011	9/1/2012
UTC Corporation	American Guar & Liab	AEC534681506	9/1/2011	9/1/2012
UTC Corporation	American Guar & Liab	AEC967326203	9/1/2011	9/1/2012
UTC Corporation	Argo Re	ARGOCASOCCRE 0001163	9/1/2011	9/1/2012
UTC Corporation	Great American	EXC2105915	9/1/2011	9/1/2012
UTC Corporation	Arch	UXP002854903	9/1/2011	9/1/2012
UTC Corporation	ACE American	XCPG25831184	9/1/2011	9/1/2012
UTIV	Munich Re	10052792-2011	9/1/2011	9/1/2012
UTIV	Lexington London	62785200	9/1/2011	9/1/2012
UTIV	Argo Re	ARGO-CAS-OCC-RE-000116.3	9/1/2011	9/1/2012
UTIV	Liberty Int’l Underwriters UK	B080110588U11	9/1/2011	9/1/2012
UTIV	SJCatlin	B080110591U11	9/1/2011	9/1/2012
UTIV	XL UK Ltd.	B080111977U11	9/1/2011	9/1/2012
UTIV	SCOR Re	B080113965U11	9/1/2011	9/1/2012
UTIV	Alterra Europe UK	B080113976U11	9/1/2011	9/1/2012
UTIV	XL Bermuda	BM00025749LI11A	9/1/2011	9/1/2012
UTIV	AWAC	C003511/008	9/1/2011	9/1/2012
UTIV	AWAC	C012739/002	9/1/2011	9/1/2012
UTIV	Iron Starr Excess	IS0000630	9/1/2011	9/1/2012
UTIV	Iron Starr Excess	IS0000631	9/1/2011	9/1/2012
UTIV	Aspen UK	K0A065911A0E	9/1/2011	9/1/2012
UTIV	Swiss Re	MH32765.2.24	9/1/2011	9/1/2012
UTIV	Swiss Re	MH32765.4.6	9/1/2011	9/1/2012
UTIV	Endurance Specialty	P005341 007	9/1/2011	9/1/2012
UTIV	ACE Bermuda	UTX-201112/OCCRE	9/1/2011	9/1/2012
UTIV	Canopius	UTX-214/UTIVOCCRE-11	9/1/2011	9/1/2012
UTC Corporation	National Union Fire	13273307	9/1/2012	10/1/2013
UTC Corporation	Chartis Excess	60703823	9/1/2012	10/1/2013
UTC Corporation	Federal	79861188	9/1/2012	10/1/2013
UTC Corporation	American Guar & Liab	AEC534681507	9/1/2012	10/1/2013
UTC Corporation	American Guar & Liab	AEC967326204	9/1/2012	10/1/2013
UTC Corporation	Great American	EXC4646473	9/1/2012	10/1/2013
UTC Corporation	North American Specialty	H2X000059400	9/1/2012	10/1/2013
UTC Corporation	ACE American	XCPG27043367	9/1/2012	10/1/2013
UTIV	Lexington London	62785200	9/1/2012	10/1/2013
UTIV	Argo Re	ARGO-CAS-OCC-RE-116.4	9/1/2012	10/1/2013
UTIV	Aspen UK	B080110581U12	9/1/2012	10/1/2013
UTIV	Liberty Mutual UK	B080110588U12	9/1/2012	10/1/2013
UTIV	SJCatlin	B080110591U12	9/1/2012	10/1/2013
UTIV	XL Ins. Ltd.	B080111977U12	9/1/2012	10/1/2013
UTIV	SCOR Re	B080113965U12	9/1/2012	10/1/2013
UTIV	Alterra UK	B080113976U12	9/1/2012	10/1/2013
UTIV	Torus Ins. UK	B080114778U12	9/1/2012	10/1/2013
UTIV	XL Bermuda	BM00026436LI12A	9/1/2012	10/1/2013
UTIV	AWAC	C003511/009	9/1/2012	10/1/2013
UTIV	AWAC	C012739/004	9/1/2012	10/1/2013
7

UTIV	Iron Starr Excess	IS0001053	9/1/2012	10/1/2013
UTIV	Iron Starr	IS0001054	9/1/2012	10/1/2013
UTIV	Swiss Re	MH97422.1	9/1/2012	10/1/2013
UTIV	Endurance Specialty	P005341 008	9/1/2012	10/1/2013
UTIV	TBD	TBD	9/1/2012	10/1/2013
UTIV	ACE Bermuda	UTX-201213/OCCRE	9/1/2012	10/1/2013
UTIV	Canopius	UTX-232/UTIVOCCRE-12	9/1/2012	10/1/2013

8

Schedule 2

POLICYHOLDER	INSURANCE CO	POLICY NO	POLICY PERIOD BEGIN	POLICY PERIOD END
Racal-Chubb	Lloyd's & London	551/VV5203	4/1/1987	3/31/1988
Racal-Chubb	Lloyd's & London	551/VV5204	4/1/1987	3/31/1988
Racal-Chubb	Lloyd's & London	551/VA5309	4/1/1988	3/31/1989
Racal-Chubb	Lloyd's & London	551/V1K272	4/1/1991	3/31/1992
Racal-Chubb	Lloyd's & London	551/V2K158	4/1/1992	4/1/1993
Racal-Chubb	Lloyd's & London	551/V60302	4/1/1996	3/31/1997
Williams Holdings plc	Lloyd's & London	823/AK9725001 823/AK9725001(B) 823/AK9725002	1/1/1997	12/31/1997
Williams Holdings plc	Lloyd's & London	823/AB9800121 823/AB9800121(B) 823/AB9800122	1/1/1998	12/31/1998
Williams Holdings plc	Lloyd's & London	823/AB9900121 823/AB9900122	1/1/1999	12/31/1999
Williams Holdings plc	Lloyd's & London	823/AB0000121 823/AB0000122	1/1/2000	1/1/2001
Kidde plc	Lloyd's & London	823/AB0033011 823/AB0033012	11/13/2000	12/31/2001
Kidde plc	Lloyd's & London	576/AGP1722	1/1/2002	12/31/2002
Kidde plc	Lloyd's & London	576/AHP1722	1/1/2003	10/1/2003
Kidde plc	Lloyd's & London	576/AHP1839	10/1/2003	5/31/2004
Kidde plc	Lloyd's & London	576/AJP1839	6/1/2004	5/31/2005

Exhibit B

Settlement Term Sheet

CARRIER/KFI/UCC/PEC Settlement Term Sheet

Settling Parties	The parties to the proposed settlement are Carrier, KFI Wind Down, Inc. (“KFI”), the PEC, and the Committee (the “Settling Parties”).
Release
Carrier shall pay to the Estate the consideration set forth below in exchange for the releases set forth in Exhibit A, Glossary of Defined Terms to the Settlement and Plan Support Agreement (the “PSA”), to be incorporated in a chapter 11 plan for KFI that is proposed by KFI in consultation with the Committee (the “Plan”) and recommended, accepted, and supported by the Settling Parties, and that resolves all Estate Causes of Action against the Released Parties and is consistent with this Term Sheet.

Estate Claims Settlement Effective Date
The Estate Claims Settlement (as defined in Exhibit A, Glossary of Defined Terms) shall go into effect upon the satisfaction or waiver of the Conditions to Settlement to the Estate Causes of Action set forth below (hereinafter, the “Estate Claims Settlement Effective Date”).
All stays and injunctions in effect in the Chapter 11 Case shall remain in effect until the Effective Date of the Plan (as defined in Exhibit A, Glossary of Defined Terms). Upon the Estate Claims Settlement Effective Date, the release of the Estate Causes of Action against the Released Parties shall go into full force and effect and a channeling injunction shall enjoin the commencement, prosecution, or continuation of the Estate Causes of Action against the Released Parties.
All statutes of limitations pertaining to the Estate Causes of Action against the Released Parties, or any Claims that the Debtor contends are Estate Causes of Action against the Released Parties, shall be tolled until 120 days after the date that the last Guaranteed Cash Payment is due so that they do not expire prior to the Settlement Trust’s receipt of the last Guaranteed Cash Payment. Under the Plan, the Estate Causes of Action against the Released Parties shall be assigned to the Settlement Trust, but may not be commenced, prosecuted, or continued by the Settlement Trust under the channeling injunction absent a payment default that is not timely cured.
If Carrier fails to make the installments of the Guaranteed Cash Payment when due and such failure is not timely cured within 30 days, then (a) the release of the Estate Causes of Action and the channeling injunction enjoining the commencement, prosecution, or continuation of the Estate Causes of Action against the Released Parties are void, and (b) the Settlement Trust shall be entitled to commence, prosecute, or continue all Estate Causes of Action against the Released Parties in any court of competent jurisdiction, and take such other actions as the trustees may determine in the exercise of their fiduciary duties.

Estate Causes of Action Settlement Consideration
Carrier shall pay $540 million to the Settlement Trust (the “Guaranteed Cash Payment”) on account of the resolution, mutual waiver, and full and final release of any and all Estate Causes of Action held by the Estate against the Released Parties (as set forth in the “Releases by the Estate” in Exhibit A), and any and all Claims or Interests held by the Released Parties against the Estate, including, but not limited to, Claims under the Shared Services Agreement. The Released Parties shall have no Claims or Causes of Action against the Settlement Trust and shall be barred from asserting any Claims or Causes of Action against the Settlement Trust or the Bankruptcy Estate.
In addition, as part of the settlement of the Estate Causes of Action against the Released Parties, (a) Carrier and KFI shall enter into one or more agreements in form and substance acceptable to Carrier, KFI, the Committee and the PEC providing for the sharing of the Net Insurance Proceeds (as defined in Exhibit A, Glossary of Defined Terms) as provided in the Section entitled “Insurance,” below, and (b) on the Effective Date, Carrier shall be entitled to: (i) a distribution of the net sale proceeds arising from the sale of KFI’s assets and Carrier’s contributed assets currently held in escrow and any interest accrued thereon (the “Net Sale Proceeds”); (ii) an assignment of KFI’s rights to receive any earnouts paid or payable in connection with such asset sale (it being understood that any earnouts paid to KFI prior to the Effective Date shall be added to the Net Sale Proceeds escrow); and (iii) all remaining cash in the Estate as of the Effective Date net of accrued and unpaid administrative expenses and amounts required to fund the Wind-Down Budget, which shall be reasonably acceptable to all Settling Parties (the “Remaining Estate Funds”); provided, that, if the Remaining Estate Funds were to be exhausted for a reason other than non-compliance with the Wind-Down Budget, KFI shall be entitled to withdraw funds from the Net Sale Proceeds held in escrow in an amount necessary to fund the Wind-Down Budget. To the extent KFI withdraws any such amounts, Carrier shall receive a dollar-for-dollar credit against the next due installment of the Guaranteed Cash Payment. If the Effective Date and Estate Claims Settlement Effective Date do not occur, any amounts withdrawn by KFI from the Net Sale Proceeds shall be deducted from KFI’s allocated portion of the Net Sale Proceeds (as determined by the Bankruptcy Court or pursuant to an agreement with Carrier approved by the Bankruptcy Court after notice and a hearing).
These transactions, together with all other terms and conditions, shall constitute the “Estate Claims Settlement.”
The Guaranteed Cash Payment shall be paid on the following payment schedule:
•The earlier of (i) the Effective Date of the Plan or (ii) the one year anniversary of the date of the confirmation of the Plan:
o35% of the Guaranteed Cash Payment (the “First Guaranteed Cash Payment Installment”).
•On the one year anniversary of the First Guaranteed Cash Payment Installment
o35% of the Guaranteed Cash Payment
•On the two year anniversary of the First Guaranteed Cash Payment Installment
o10% of the Guaranteed Cash Payment
•On the three year anniversary of the First Guaranteed Cash Payment Installment
o10% of the Guaranteed Cash Payment
•On the four year anniversary of the First Guaranteed Cash Payment Installment
o10% of the Guaranteed Cash Payment
Consistent with the payment schedule set forth above, any installment of the Guaranteed Cash Payment required to be made prior to the Effective Date shall be placed into escrow and such payments, together with all interest accrued while in escrow (to the extent not used to pay fees and expenses of the escrow agent), shall be released to the Estate or the Settlement Trust, as applicable, on the Effective Date. The Plan shall provide that if the Remaining Estate Funds and Net Sale Proceeds were to be exhausted, a portion of the Guaranteed Cash Payment to be released from escrow on the Effective Date will be distributed to the Estate to cover any shortfall with respect to and fund the Wind-Down Budget, in accordance with the Plan. The remaining portion of the Guaranteed Cash Payment, and all subsequent amounts payable by Carrier pursuant to the Estate Claims Settlement, will be paid to the Settlement Trust.
In Carrier’s sole discretion, if the Estate Claims Settlement Effective Date has occurred, the next installment of the Guaranteed Cash Payment due may be satisfied in part by the release to the Settlement Trust of the amounts remaining on deposit in the Net Sale Proceeds escrow, including any earnouts actually received by KFI prior to the Effective Date. If the Estate Claims Settlement Effective Date does not occur, the escrowed installments of the Guaranteed Cash Payment, to the extent they were not funded out of the Net Sale Proceeds, shall be returned to Carrier. Any Remaining Estate Funds or Net Sale Proceeds shall be returned to KFI if the Estate Claims Settlement Effective Date does not occur. [3]

3     Capitalized terms not defined herein shall have the meaning ascribed to them in Exhibit A to the PSA.

PEC Fees
At the election of the PEC reasonably in advance of the hearing to approve the Disclosure Statement for the Plan, KFI shall include in the Plan a common benefit assessment for attorney fees of 8% and reasonable costs in accordance with the AFFF MDL orders in such amount as the PEC, in consultation with the Committee, has determined to be reasonable and in compliance with the Bankruptcy Code, with such assessments to be made by reducing distributions from the Settlement Trust to applicable claimants or classes of claimants. Carrier will not oppose any application by the PEC and/or the Committee for such fees or costs. Neither KFI nor Carrier shall take a contrary position or be required to provide evidentiary support for the reasonableness of the PEC fees and costs as part of the confirmation of the Chapter 11 Case, which support shall be provided by the PEC and/or Committee. Bankruptcy Court approval of any such assessment shall not be a condition to the confirmation of the Plan or the effectiveness of the Estate Claims Settlement. The application for such fees or costs shall be severable from the Plan if not approved by the Bankruptcy Court at the hearing to confirm the Plan (without prejudice to the ability of the PEC to make a substantial contribution or other application after confirmation) and no appeal shall be pursued of any denial of the application of such fees or costs at estate expense.

Estate Retained Causes of Action	On the Effective Date, the Estate Retained Causes of Action shall be contributed to the Settlement Trust under the Plan and Confirmation Order.

Insurance
Upon execution of this Agreement, (i) the Debtor, the Committee, and, only to the extent the Motion to Intervene in Adversary Proceeding [Adv. No. 23-50758; Docket No. 490] has been granted, Carrier shall jointly move to stay the Adversary Proceeding through the Effective Date of the Plan (the “Stay Motion”) and (ii) the Debtor, the Committee, and Carrier shall enter into the Joint Prosecution Agreement to determine their respective rights and obligations in connection with the joint prosecution of any Insurance Actions before the Effective Date, including the prosecution of the Adversary Proceeding, to the extent the Stay Motion is not granted. If the Stay Motion is not granted, the administrative expenses related to the Adversary Proceeding and any other Insurance Action initiated by the Debtor will be paid by the Estate, and will be reimbursed to the Estate from future insurance recoveries before payment of Net Insurance Proceeds to any party. The Joint Prosecution Agreement shall include terms requiring:
a.    written consent from all parties prior to negotiating or executing any settlement agreement with any insurer concerning an Insurance Policy.
b.    written consent from all parties prior to dismissing any insurer from an Insurance Action, or before dismissing any claim against any insurer from an Insurance Action; and
c.    all significant decisions with respect to prosecution of an Insurance Action made collaboratively among the parties. For the avoidance of doubt, this obligation will include a responsibility for each party to collaborate with the others before filing any paper with respect to a dispositive motion.
Upon the Effective Date, the Settlement Trust shall have exclusive right to control and an obligation to use good faith in pursuit of the Insurance Actions, including the exclusive right to initiate, prosecute, defend, control, and resolve all disputes, actions, or proceedings related to any Insurance Policy, subject to Carrier’s Insurance Consent Rights. For the avoidance of doubt, the Settlement Trust’s right to control shall include litigation strategy, conduct of discovery, motion practice, and any and all settlement negotiations with insurers. The Settlement Trust shall bear all costs in connection with the prosecution of Insurance Actions, subject to reimbursement of Insurance Costs.
After reimbursement of Insurance Costs, the proceeds of the Insurance Policies recovered by the Settlement Trust (the “Net Insurance Proceeds”) will be shared as follows:
o50% of all Net Insurance Proceeds shall be paid to Carrier, subject to the last paragraph of this Insurance Settlement Term Sheet provision, and 50% of all Net Insurance Proceeds shall be paid to the Settlement Trust until each of Carrier and the Settlement Trust has received $1.75 billion; thereafter
o20% of all Net Insurance Proceeds shall be paid to Carrier and 80% of all Net Insurance Proceeds shall be paid to the Settlement Trust until Carrier has been paid a total of $2.4 billion (inclusive of the proceeds described in the immediately preceding bullet point); thereafter
o0% of all Net Insurance Proceeds shall be paid to Carrier and 100% of all Net Insurance Proceeds shall be paid to the Settlement Trust after Carrier has been paid a total of $2.4 billion.
The Net Insurance Proceeds will be distributed ratably between the parties in accordance with their respective allocations, as set forth in the term sheet. The first $125 million of Net Insurance Proceeds recovered and payable to Carrier shall be used by Carrier to make an additional payment towards the MDL Class Action Settlements (as defined in Exhibit A, Glossary of Defined Terms) and consistent with: (i) the allocation of the MDL Class Action Settlement Payment (as defined in Exhibit A, Glossary of Defined Terms) to the Water Provider Payment and the Airport Payment; and (ii) the payment schedule described below. If the first $125 million of Net Insurance Proceeds are recovered and paid to Carrier as set forth in the preceding sentence, then the total payment made by Carrier for the MDL Class Action Settlements shall be $315 million.
For the avoidance of doubt, the Net Insurance Proceeds distributable to the Settlement Trust, including the first $125 million of the Net Insurance Proceeds recovered and payable to Carrier, may be subject to a common benefit assessment for attorney fees and reasonable costs as contemplated in the Section entitled “PEC Fees” above.

Implementation of and Conditions to Settlements
Implementation
The MDL Class Action Settlements shall be implemented in the AFFF MDL, including all actions necessary to obtain approval and certification of the Water Provider Class and the Airport Class. The Estate Claims Settlement shall be implemented in the Chapter 11 Case, including all actions necessary to obtain approval of the Estate Claims Settlement by the Bankruptcy Court.
Conditions to Effectiveness of the Estate Claims Settlement
The following are conditions to the effectiveness of the Estate Claims Settlement:
(a)KFI shall have obtained the agreement of New National Foam with respect to a Qualifying New National Foam Settlement;
(b)The Plan (as defined in Exhibit A, Glossary of Defined Terms), including the settlement of the Estate Causes of Action against the Released Parties and the terms in Exhibit A, without modification (unless agreed to by the Settling Parties in writing), has been approved and confirmed by an order of the Bankruptcy Court in a form reasonably acceptable to the Settling Parties (the “Confirmation Order”), which order shall have become a Final Order; and
(c)Payment of all installments of the Guaranteed Cash Payment that have come due on or prior to such date shall have been made in accordance with the schedule set forth above (including any grace period).

(d)To facilitate the Insurance Assignment, protect the Settlement Trust, and preserve the assets of the Settlement Trust, Carrier shall have executed the Insurance Cooperation Agreement, which shall be incorporated into and/or attached to the Plan and Confirmation Order.
The Parties shall each work in good faith to satisfy the conditions to such settlements.
Conditions to Effectiveness of the MDL Class Action Settlements
Water Provider Class
The settlement with the Water Provider Class shall be effective when the Water Provider Class is approved by the entry of an order in the AFFF MDL, in form and substance consistent with this term sheet and otherwise reasonably acceptable to the Settling Parties, which order has become a Final Order.
Airport Class
The settlement with the Airport Class shall be effective when the Airport Class is approved by entry of an order in the AFFF MDL, in form and substance consistent with this term sheet and otherwise reasonably acceptable to the Settling Parties, which order has become a Final Order.
The Parties shall each work in good faith to satisfy the conditions to such settlement.
For the avoidance of doubt, if the Conditions to the MDL Class Action Settlements are not met, the Settling Parties shall nevertheless pursue and support the Estate Claims Settlement pursuant to the Plan. Similarly, if the Conditions to the Estate Claims Settlement are not met, the Settling Parties shall still pursue and support the MDL Class Action Settlements in the AFFF MDL.
Escrowed Payments and Release
i.Notwithstanding the foregoing, (a) the Guaranteed Cash Payment shall be made into an interest-bearing escrow account within the time frames set forth above; and (b) the MDL Class Action Settlement Payment shall be made into one or more interest-bearing escrow accounts within the time frames set forth below.
ii.Upon the Estate Claims Settlement Effective Date, the Guaranteed Cash Payment and all interest accrued thereon (net of all fees and expenses payable to the escrow agent) shall be released from escrow to the Estate or the Settlement Trust, as applicable, in accordance with the Plan. For the avoidance of doubt, if the Estate Claims Settlement Effective Date does not occur, then any escrowed Guaranteed Cash Payment and all interest accrued thereon (net of all fees and expenses payable to the escrow agent) shall be returned to Carrier (and the Net Sale Proceeds, including any earnouts and all interest accrued thereon, shall remain in escrow pending further order of the Bankruptcy Court).
iii.If the Conditions to Effectiveness of the MDL Class Action Settlements set forth above are met, the MDL Class Action Settlement Payment and all interest accrued thereon (net of all fees and expenses payable to the escrow agent) shall be released to the applicable class settlement fund consistent with applicable AFFF MDL orders. For the avoidance of doubt, if the Conditions to Effectiveness of the MDL Class Action Settlements are not met, then the escrowed MDL Class Action Settlement Payment and all interest accrued thereon (net of all fees and expenses payable to the escrow agent) (related to the respective Class whose Conditions to Settlement were not met) shall be returned to Carrier.

MDL Class Action Settlements
The Water Provider Claims and the Airport Claims (each as defined in Exhibit A, Glossary of Defined Terms) shall be resolved for an aggregate amount of $190 million (the “MDL Class Action Settlement Payment”) as part of two opt-out class action settlements, to be executed by the Settling Parties and implemented in the AFFF MDL; provided, that, as set forth above, the first $125 million of Net Insurance Proceeds recovered and payable to Carrier also shall be paid or turned over to the applicable class settlement fund or the escrow accounts(s) holding the MDL Action Settlement Payment, and shall be considered part of the MDL Class Action Settlement Payment. The total MDL Class Action Settlement Payment shall be allocated to the Water Provider Payment and the Airport Payment on the following basis: 68% to the Water Provider Payment and 32% to the Airport Payment.
Such class action settlement classes shall include:
•“Water Provider Class,” shall be defined in a manner consistent with the 3M PWS Settlement and shall include at least both: (i) all Public Water Systems that were tested or otherwise analyzed for PFAS and found to contain PFAS at any level prior to the date the Water Provider Settlement Agreement is executed (the “Settlement Date”) and (ii) all other Public Water Systems that as of the Settlement Date: (1) are required to test, monitor, or analyze for certain PFAS under UCMR5; or (2) serve more than 3,300 people according to SDWIS. The claims by the Water Provider Class are referred to herein as the “Water Provider Claims.”
•“Airport Class” shall be defined to include:

Category 1: All Airports that are named plaintiffs in lawsuits filed against Carrier or KFI in the AFFF MDL prior to the date of settlement.
Category 2: All Airports subject to certification under 14 CFR Part 139, which subjects such Airports to certain aircraft rescue and firefighting provisions.
Category 3: All Airports that were tested or otherwise analyzed for PFAS and found to contain PFAS at any level in the soil and/or groundwater underlying such property prior to 6 months after preliminary approval.
Category 4: All other Airports (i.e., any Airports not otherwise included in Categories 1, 2, or 3).

For the avoidance of doubt, the Airport Class excludes any Airport that is located on real property owned by a state, the federal government or a tribal government. The claims comprising the Airport Class are referred to herein as the “Airport Claims.”

Water Provider Class
•In its sole discretion, Carrier can exercise its termination right with respect to the settlement with the Water Provider Class if any of the Water Provider Claimants Participation Thresholds, with such participation thresholds reflected in a Supplemental Agreement among the Settling Parties that will be filed under seal, are not met. Only members of the Water Provider Class shall count as opt outs for purposes of calculating the Water Provider Claimants Participation Thresholds and entities that are not class members that purport to opt-out as a precaution or otherwise shall not count.

•If the Water Provider Claimants Participation Thresholds are met or if Carrier elects (in its discretion) to waive its termination right, then Carrier shall pay $129.2 million, plus 68% of Net Insurance Proceeds recovered and payable to Carrier (i.e., up to $85 million) to the consenting holders of the Water Provider Claims on account of the resolution of and in exchange for the full and final release of all Claims against Carrier held directly by such holders in the AFFF MDL by entry of a Final Order (combined, the “Water Provider Payment”).

•The PEC shall have the discretion to allocate the Water Provider Payment among the different members of the Water Provider Class.
Airport Class
•In its sole discretion, Carrier can exercise its termination right with respect to the settlement with the Airport Class if any of the Airport Claimants Participation Thresholds, with such participation thresholds reflected in a Supplemental Agreement among the Settling Parties that will be filed under seal, are not met.
Only members of the Airport Class shall count as opt outs for purposes of calculating the Airport Claimants Participation Thresholds and entities that are not class members that purport to opt-out as a precaution or otherwise shall not count.

•If the Airport Claimants Participation Thresholds are met or if Carrier elects (in its discretion) to waive its termination right, then Carrier shall pay $60.8 million, plus 32% of the Net Insurance Proceeds recovered and payable to Carrier (i.e., up to $40 million) to the consenting holders of the Airport Claims on account of the resolution of and in exchange for the full and final release of all Claims against Carrier held directly by such holders in the AFFF MDL by entry of a Final Order (combined, the “Airport Payment”).
•The PEC shall have the discretion to allocate the Airport Payment among the different members of the Airport Class.
Documents reflecting the number of opt outs and the participation percentages for the Water Provider Class and the Airport Class shall be filed under seal with the AFFF MDL.
The MDL Class Action Settlement Payment shall be paid on the following payment schedule:
•The later of (i) January 31, 2025 or (ii) ten (10) days after preliminary approval of the Water Provider Class and the Airport Class (as applicable):
o35% of the MDL Class Action Settlement Payment (the “First MDL Payment Installment”), reduced by the initial $5 million payment noted below.
•On the one year anniversary of the First MDL Payment Installment
o35% of the MDL Class Action Settlement Payment
•On the two year anniversary of the First MDL Payment Installment
o30% of the MDL Class Action Settlement Payment
The mechanics of the settlements with the Water Provider Class and the Airport Class, and the determination of the claims of each class member, shall be consistent with water provider class settlements previously approved in the AFFF MDL.
Within 10 business days of preliminary class approval of the Water Provider Class settlement, Carrier will pay $5 million, which amount shall be non-refundable, to cover the administrative costs and expenses associated with obtaining the class approvals necessary to effectuate the settlements with the Water Provider Class and the Airport Class. The payment of such administrative costs and expenses shall be considered part of the MDL Class Action Settlement Payment (and shall be credited against the First MDL Payment Installment as described above).
Subject to any necessary approvals from the AFFF MDL court, the MDL Class Action Settlement Payment shall be subject to a common benefit assessment for attorney fees of 8% plus reasonable costs in accordance with the AFFF MDL orders governing such assessments. Carrier will not oppose any application by the PEC for any such common benefit assessment; provided, however, that AFFF MDL court approval of any such assessment shall not be a condition to the MDL Class Action Settlement.[4,5]

Settlement Trust
The Settlement Trust shall be governed by 3 independent directors or trustees selected by the Committee, after consultation with KFI. The Settlement Trust shall be administered in the manner to be set forth in the Plan and approved by the Bankruptcy Court pursuant to the Confirmation Order. The trustees shall act as fiduciaries for all beneficiaries of the Settlement Trust(s). The initial trustees of the Settlement Trust(s) shall be identified in the Plan or the Plan Supplement.
Eligible Claims shall be paid in a manner consistent with the Plan, Confirmation Order, and the TDPs. The Settlement Trust shall assume responsibility to pay Channeled AFFF Claims. For the avoidance of doubt, all Allowed General Unsecured Claims that are not Channeled AFFF Claims in the Chapter 11 Case shall be paid by a separate Settlement Trust, on the terms set forth in the Plan.

4     The definitions of “Public Water System” and “Settlement Class” shall be the same as the 3M PWS Settlement.
5 “Airport” shall be defined to include: (1) all airports categorized by the Federal Aviation Administration (“FAA”) in the National Plan of Integrated Airport Systems, including all airports that have been issued operating certificates by the FAA pursuant to 14 CFR Part 139; and (2) any facility operated on airport property, including any firefighter training facility, whether or not operated by the airport itself.

Exhibit C

Plan Term Sheet
THIS PLAN TERM SHEET IS NOT A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH SOLICITATION WILL OCCUR ONLY AFTER BANKRUPTCY COURT APPROVAL OF A DISCLOSURE STATEMENT AND IN COMPLIANCE WITH APPLICABLE LAW. NOTHING CONTAINED IN THIS PLAN TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY.

THIS PLAN TERM SHEET IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO. ACCORDINGLY, THIS PLAN TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.
In re: KFI Wind-Down Corp.
Plan Term Sheet

    This Plan Term Sheet, which is Exhibit C to the Settlement and Plan Support Agreement dated October 18, 2024 (the “PSA”), by and among the Debtor, Carrier, the Committee, and the MDL PEC (each, a “Settling Party” and, collectively, the “Settling Parties”), describes certain proposed terms of the Debtor’s Plan, which shall be consistent with the terms of this Plan Term Sheet, the PSA, and the exhibits and schedules annexed hereto and thereto and shall implement, among other things, the Estate Claims Settlement. This Plan Term Sheet incorporates the rules of construction set forth in section 102 of the Bankruptcy Code. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Exhibit A, Glossary of Defined Terms.

I.Treatment of Allowed Claims and Interests
Overview
On the Effective Date, or as soon as is reasonably practicable thereafter, each holder of an Allowed Claim or Interest, as applicable, shall receive the treatment provided for under the Plan, which shall be consistent with the terms of this Plan Term Sheet, in full and final satisfaction, settlement, release, injunction, and discharge, as applicable, of and in exchange for such holder’s Allowed Claim or Interest.
The Settling Parties agree to cooperate in good faith in connection with the negotiation, drafting, execution, delivery, filing, and prosecution of the Definitive Documents, which will include, for the avoidance of doubt, the treatment, classification, and allocation of value to holders of Allowed Claims and Interests.

Administrative, Priority Tax, Other Priority, and Secured Claims
Except to the extent the holder agrees to less favorable treatment, all Allowed Administrative Claims, Priority Tax Claims, Other Priority Claims, and Secured Claims, if any, shall be paid in full in cash on or promptly after the Effective Date, or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129 of the Bankruptcy Code.

Classification and Treatment of Non-AFFF Claims
All Non-AFFF Claims (including General Unsecured Claims) other than Administrative Claims, Priority Tax Claims, Other Priority Claims, and Secured Claims, if any, shall be administered and liquidated by a Settlement Trust, which for the avoidance of doubt, may be the Liquidating Estate, on the terms set forth in the Plan. The payment percentage for General Unsecured Claims shall not be greater than the payment percentage for AFFF Claims.

Classification and Treatment of Channeled AFFF Claims
On the Effective Date, all AFFF Claims against the Debtor shall be channeled exclusively to, and all of the Debtor’s liability for such Claims shall be assumed by, the Settlement Trust to be resolved in accordance with the Plan and the Settlement Trust Documents. The Plan may provide for the separate classification of different types of AFFF Claims.

Affiliate Claims and Interests	All Claims held by an Affiliate of the Debtor against the Debtor and all Interests in the Debtor shall be cancelled, released, and extinguished.
I.Settlement Trust
Settlement Trust
The Settlement Trust shall be created as of the Effective Date. All Channeled AFFF Claims against the Debtor shall be channeled exclusively to the Settlement Trust. The Settlement Trust shall be governed by the terms of the Settlement Trust Documents and the Plan, and all eligible AFFF Claims shall be allowed and paid in a manner consistent with the Plan, Confirmation Order, and the TDPs.
The Settlement Trust will be automatically appointed on the Effective Date as a representative of the Debtor’s Estate pursuant to sections 1123(a)(5), (a)(7), and (b)(3)(B) of the Bankruptcy Code. The Settlement Trust will have the exclusive authority and power to: among other things, (a) administer, object to, and settle Channeled AFFF Claims; (b) dispose of Settlement Trust Assets, (c) make distributions to holders of Allowed Channeled AFFF Claims in accordance with the Plan and the TDPs, and (d) carry out the provisions of the Plan relating to the Settlement Trust and the Channeled AFFF Claims, including commencing, prosecuting, and settling all Estate Retained Causes of Action and Insurance Actions for the benefit of Channeled AFFF Claims. The Plan and the Confirmation Order shall provide that from and after the Effective Date, the Settlement Trust shall succeed to all of the rights and powers of the Debtor and its Estate with respect to all Estate Retained Causes of Action and Insurance Actions, and the Settlement Trust shall be substituted and will replace the Debtor, its Estate, and any official committee appointed in the Chapter 11 Case, in all such Estate Retained Causes of Action and Insurance Actions, whether or not such claims are pending in filed litigation. Notwithstanding anything provided herein, the Settlement Trust administering Channeled AFFF Claims shall not assume or be responsible for any Non-AFFF Claims involving environmental remediation or other similar obligations.
After the Effective Date, no holder of any Channeled AFFF Claim shall have any right whatsoever at any time to assert such Channeled AFFF Claim against the Debtor or any Released Party.

Settlement Trust Beneficiaries
Beneficiaries of the Settlement Trust administering Allowed Channeled AFFF Claims shall be all holders of Allowed Channeled AFFF Claims. For the avoidance of doubt, any party that receives a release under the Estate Claims Settlement or the New National Foam Release shall be barred from being a beneficiary of or receiving a distribution on account of a Claim from the Settlement Trust administering Allowed Channeled AFFF Claims. In no circumstance may such party assert or hold a claim against the Settlement Trust, including for indemnification, contribution, or otherwise.

Settlement Trust Assets	The Settlement Trust(s) shall be funded with the Settlement Trust Assets.
Insurance Assignment
On the Effective Date, the Debtor shall transfer to the Settlement Trust all its rights in connection with (a) the Insurance Actions, (b) the Insurance Action Recoveries, (c) any Insurance Settlement Agreement, and (d) all other rights, claims, benefits, or Causes of Action it has with respect to the Insurance Policies (but not the policies themselves), and the assignment of the same rights with respect to the Insurance Policies by Carrier and the Debtor to the Settlement Trust. The Insurance Assignment shall include the representations attested to by RTX as set forth in Exhibit 1 to the Glossary of Defined Terms.

Governance of Settlement Trust
The Settlement Trust shall be governed by 3 independent directors or trustees selected by the Committee, after consultation with KFI. The Settlement Trust shall be administered in the manner to be set forth in the Plan, and approved by the Bankruptcy Court pursuant to the Confirmation Order. The trustees shall act as fiduciaries for all beneficiaries of the Settlement Trust(s). The initial trustees of the Settlement Trust(s) shall be identified in the Plan or the Plan Supplement.

I.Additional Plan Terms
Releases and Injunction	The Plan will include the release, injunction, channeling, and exculpation provisions set forth on Exhibit A to the PSA.

Adversary Proceeding
The Debtor, the Committee, and to the extent the Motion to Intervene in Adversary Proceeding [Adv. No. 23-50758; Docket No. 490] has been granted, Carrier, agree to move to stay the Adversary Proceeding. If the Adversary Proceeding is not stayed, or if costs and attorneys fees are nevertheless incurred relating to the Adversary Proceeding, or any other Debtor initiated Insurance Action, the Estate shall pay the costs and expenses associated with the Adversary Proceeding, or any other Debtor initiated Insurance Action, and will be reimbursed from future insurance recoveries before payment of Net Insurance Proceeds to any party.

Executory Contracts and Unexpired Leases
On the Effective Date, each executory contract and unexpired lease of the Debtor not previously assumed shall be deemed rejected unless such contract or lease is otherwise assumed or the subject of a motion to be assumed.

Conditions Precedent to Effective Date
The occurrence of the Effective Date shall be subject to customary conditions precedent including the following conditions, unless otherwise agreed by the Settling Parties:
•the Bankruptcy Court shall have determined that the Estate Claims Settlement is a fair, equitable, and reasonable compromise, in the best interests of the Debtor’s estate, the product of good faith, arms’-length negotiations, and satisfies all applicable requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, including Bankruptcy Rule 9019;

•the Bankruptcy Court shall have determined that the releases set forth in the Estate Claims Settlement Agreement and Plan are an integral component of the Estate Claims Settlement and that the Estate Claims Settlement is fair, equitable, reasonable, in the best interests of the Debtor’s estate, and consistent with all applicable provisions of the Bankruptcy Code;

•the Bankruptcy Court shall have determined that the Estate Claims Settlement is a good faith settlement that bars any Cause of Action by a non-Released Party against any Released Party for contribution, for indemnification, or otherwise seeking to recover any amounts paid by or awarded against that non-Released Party and paid or awarded to any holder of a Claim by way of settlement, judgment, or otherwise on any Claim that would be a Released Claim were such non-Released Party a Released Party to the extent that a good-faith settlement has such an effect under applicable law;
•the New National Foam Release and all related releases (which shall include, but not be limited to, a release of Angus International Safety Group Limited’s claim filed in the Chapter 11 Case) shall have been approved by the Court and the subject of a Final Order (which for the avoidance of doubt may be through a Final Order approving the Plan);
•the PSA shall remain in full force and effect and shall not have been terminated with respect to the Estate Claims Settlement and the parties thereto shall be in compliance therewith;
•the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with the PSA, which shall not be subject to any stay and shall not have been modified or vacated on appeal and the Confirmation Order shall have become a Final Order;
•all Definitive Documents contemplated by the PSA shall (i) be consistent with the PSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights set forth therein and (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties;
•the Settlement Trust(s) shall be formed and validly existing;
•all actions, documents and agreements necessary to implement and consummate the Plan as mutually agreed to by the Debtor and Settling Parties shall have been effected and executed;
•the Bankruptcy Court shall have determined that the Plan, the Plan Documents, and the Confirmation Order are binding on all parties in interest to the extent provided therein;
•the Bankruptcy Court shall have determined that the proposed governance for the Settlement Trust is appropriate, and that the TDPs are fair and reasonable based on the evidentiary record offered to the Bankruptcy Court and are proposed in good faith;
•the Bankruptcy Court shall have authorized the Insurance Assignment by the Debtor to the Settlement Trust as provided in the Plan, notwithstanding any terms of any policies or provisions of non-bankruptcy law that prohibit the delegation, assignment, or other transfer of such rights, and the Bankruptcy Court has determined that the Settlement Trust is a proper defendant for all holders of all applicable Claims against the Debtor and/or Carrier that are settled pursuant to the Estate Claims Settlement Agreement or the MDL Class Action Settlement Agreements to assert liability to trigger and pursue such insurance rights and that the Settlement Trust is entitled to pursue insurance coverage for all other AFFF Claims asserted against Carrier or the Debtor, consistent with the Insurance Assignment and the agreement on allocation set forth in the section entitled “Insurance” in the Settlement Term Sheet;
•the Bankruptcy Court shall have determined that the Plan is proposed in good faith and is sufficient to satisfy the requirements of section 1129(a)(3) of the Bankruptcy Code;
•the Bankruptcy Court shall have determined that the injunctions set forth in the Plan, including the Channeling Injunction and Insurance Entity Injunction, are essential to the Plan and the Estate Claims Settlement, appropriately tailored to implement the applicable provisions of the Estate Claims Settlement and the Plan, and consistent with all applicable provisions of the Bankruptcy Code;
•the Bankruptcy Court shall have entered an order approving the Cooperation Agreement; and
•the Bankruptcy Court shall have determined that it may properly, and upon the Effective Date, retain jurisdiction over matters arising in, under, and related to the Chapter 11 Case, including the Plan and Plan Documents and shall retain non-exclusive jurisdiction over any Insurance Action including the Adversary Proceeding.
For the avoidance of doubt, neither acceptance, approval, nor effectiveness of the MDL Class Actions Settlements (nor any other condition to or relating to such settlements) shall be a condition to effectiveness of the Plan.

Other Customary Plan Provisions
The Plan will provide for other standard and customary provisions, including in respect of the cancellation of existing Claims against, or Interests in, the Debtor, the vesting of assets, release of liens, , and the retention of jurisdiction by the Bankruptcy Court.
The Committee shall remain in situ until such time as the Confirmation Order becomes a Final Order and the Effective Date occurs.

Amendments	Unless agreed to in writing by all Settling Parties, this Plan Term Sheet may be amended only as expressly allowed herein or otherwise permitted by the PSA.
IV.Wind-Up of the Debtor

Plan Administration
The Estate after the Effective Date (“Liquidating Estate”) shall be administered by the board of directors of the post-Effective Date Debtor, which shall be composed of Steve Hannon and Alex Greene (the “Liquidating Trustees”), and vested with sole authority to administer the Liquidating Estate. All Claims other than General Unsecured Claims and AFFF Claims shall be administered by the Liquidating Estate.

Wind-Down Reserve
The Liquidating Estate shall establish and maintain a reserve account to administer the wind-down and dissolution of the Liquidating Estate, including the payment of Allowed Professional Compensation Claims and other costs and expenses of the post-Effective Date Debtor (“Wind-Down Reserve”); provided, that, the Wind-Down Reserve shall be funded consistent with an Estate wind-down budget, which shall provide for the payment of Allowed Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Claims, and any other Claims or administrative expenses not being administered by the Settlement Trust, and shall be reasonably acceptable to and shared with all Settling Parties upon request (the “Wind-Down Budget”).
The Wind-Down Reserve shall be funded with the following sources: (a) all Remaining Estate Funds; (b) if the Remaining Estate Funds were to be exhausted, the Net Sale Proceeds in an amount necessary to fund the Wind-Down Budget; provided, that, if the Effective Date and Estate Claims Settlement Effective Date do not occur, any amounts withdrawn by the Debtor from the Net Sale Proceeds shall be deducted from KFI’s allocated portion of the Net Sale Proceeds (as to be determined by the Bankruptcy Court or pursuant to an agreement with Carrier subject to Bankruptcy Court approval); and (c) if the Remaining Estate Funds and Net Sale Proceeds were to be exhausted, a portion of the Guaranteed Cash Payment released on the Effective Date, and after the Effective Date, the remaining Settlement Trust Assets.
The Wind-Down Reserve shall be maintained independent of, and shall not provide funding for, the Settlement Trust(s). Any funds remaining in the Wind-Down Reserve after payment of wind-down costs and expenses shall be transferred to Carrier upon completion of the wind-down of the Liquidating Estate, pursuant to the Estate Claims Settlement.